                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Coca-Cola Enterprises Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        Coca-Cola Enterprises Inc. Logo

Summerfield K. Johnston, Jr.
Chairman

                                                                  March 18, 1999

Dear Share Owner,

     We are holding the 1999 Annual Meeting of Share Owners of Coca-Cola Enterprises Inc. in Wilmington, Delaware on Friday, April 23, 1999, at 10:30 a.m. You are cordially invited to attend.

     The enclosed proxy statement contains details concerning the business to be discussed at the meeting.

     Your vote is important. You can vote in person at the annual meeting, or you can grant a proxy by signing and returning your proxy card. If you are a share owner of record, you can grant a proxy by telephone or via the internet.

     We urge you to sign and return a proxy to assure your vote is represented. If you decide to attend, you can revoke your proxy and vote in person.

/s/ SUMMERFIELD K. JOHNSTON, JR.
Summerfield K. Johnston, Jr.

                         Coca-Cola Enterprises Inc Logo

                 NOTICE OF 1999 ANNUAL MEETING OF SHARE OWNERS

Time:             10:30 a.m. (local time), Friday, April 23, 1999
Place:            Hotel du Pont, 11th and Market Streets, Wilmington, Delaware
Agenda:           Consider and act upon the following:

1. The election of the following persons to the Board of Directors:

   to serve until the 2001 annual meeting of share owners of Coca-Cola Enterprises Inc. (the "Company"):

       James E. Chestnut

  to serve until the 2002 annual meeting of share owners:

         John L. Clendenin                       Summerfield K. Johnston, Jr.
         Joseph R. Gladden, Jr.                  Robert A. Keller
         John E. Jacob

2. Approval of the Company's 1999 Stock Option Plan;

3. Approval of the Company's Long-Term Incentive Plan (Effective January 1,
   1999);

4. Approval of the Company's Executive Management Incentive Plan (Effective January 1, 1999);

5. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 1999 fiscal year;

6. To vote upon a share-owner proposal to create an independent nominating committee; and

7. The transaction of such other business as may properly come before the meeting and any adjournments of it.

Record Date:      Holders of common stock of the Company at the close of
                  business on February 26, 1999 are entitled to vote.

The attached proxy statement contains more information about the agenda.

                                          By Order of the Board of Directors

                                          J. GUY BEATTY, JR.
                                          Secretary

Atlanta, Georgia
March 18, 1999

                         WE URGE YOU TO GRANT A PROXY.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ARE A SHARE OWNER OF RECORD, YOU CAN GRANT A PROXY OVER THE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        Coca-Cola Enterprises Inc. Logo

                            2500 WINDY RIDGE PARKWAY
                             ATLANTA, GEORGIA 30339

                                 MARCH 18, 1999

                                PROXY STATEMENT
                             FOR ANNUAL MEETING OF
                                  SHARE OWNERS
                      TO BE HELD 10:30 A.M. APRIL 23, 1999
      AT THE HOTEL DU PONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE

                           -------------------------

     We are furnishing this proxy statement to our share owners in connection with our 1999 annual meeting of share owners.

     Our Board of Directors is soliciting your proxy to vote your shares of the Company's common stock ("Company Stock") at the annual meeting. These proxy materials, which have been prepared by our management for the Board, are first being sent to our share owners on or about March 18, 1999.

     "We," "our" and the "Company" each refers to Coca-Cola Enterprises Inc. The mailing address for our principal executive offices is Post Office Box 723040, Atlanta, Georgia 31139-0040.

VOTING

     You are entitled to vote your Company Stock at the annual meeting if our records show that you held your shares as of the close of business on February 26, 1999, the date our Board has selected as the record date for this meeting. At that time, a total of 423,388,553 shares of Company Stock were outstanding and entitled to vote. Each share of Company Stock has one vote. The accompanying proxy card shows the number of shares you are entitled to vote.

     Share owners at the annual meeting will consider the election of directors and the other items listed on the preceding page. You can vote in favor of all nominees for director or you can withhold your vote from some or all of the nominees. For all other proposals, you may vote for or against, or you may abstain from voting.

     You can vote in person at the annual meeting, or you can grant a proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. All of our share owners of record also have the option of granting a proxy by telephone or internet. Check your proxy card or the information forwarded by your bank, broker or other holder of record for instructions. Telephone and internet proxy facilities will close at 8:00 a.m., Eastern daylight time, on the morning of the annual meeting. (A share owner of record is one whose stock is registered in the name of that share owner.)

     Your shares will be voted as you instruct. The persons named as proxies on the proxy card will vote as recommended by our Board of Directors on any matter for which you have not given instructions. The Board's recommendations appear on page 3.

     We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. If any other matters properly come before the annual meeting, your shares will be voted in the discretion of the persons named as proxies on the proxy card.

     If the annual meeting is adjourned, your shares will be voted when the meeting is reconvened as well, unless you have revoked your proxy.

REVOKING YOUR PROXY

     You can revoke your proxy and change your votes any time before your proxy is voted. There are three ways to do this:

          (1) Give written notice of revocation to the Secretary of the Company prior to the annual meeting;

          (2) Change your vote by granting a later-dated proxy (you can sign, date and deliver a later-dated proxy card prior to the meeting or, prior to 8:00 a.m. on the morning of the annual meeting, you can grant a later proxy by telephone or internet); or

          (3) Come to the annual meeting and vote your shares in person.

QUORUMS AND VOTE COUNTING

     The annual meeting requires the presence of a quorum, which for this meeting means a majority of the shares issued and outstanding at the record date. If you grant a proxy or attend the meeting in person, your shares will be counted to determine whether a quorum is present, even if you abstain from voting on some or all matters introduced at the meeting. "Broker nonvotes" also count for quorum purposes. If you hold your shares through a broker, bank or other nominee, generally the nominee may vote the shares it holds for you in accordance with your instructions. However, if the nominee has not received your instructions within ten days of the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker nonvote" on that matter.

     The six nominees for director who receive the highest vote totals will be elected as directors. All other matters must be approved by a majority of the votes cast by the holders of Company Stock who are present or represented and entitled to vote at the annual meeting. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal.

     First Chicago Trust Company, a division of Equi-Serve, is our transfer agent and will tabulate all proxies and votes for the annual meeting.

COSTS OF PROXY SOLICITATION

     We are paying the costs of the proxy solicitation. These costs include charges of brokers, banks, fiduciaries and custodians for forwarding proxy materials to their principals and obtaining their proxies. Additionally, some of our directors, officers or employees may solicit proxies by mail, telephone or personal contact. None of these solicitors will receive any additional or special compensation for doing this.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     FOR the election of the following persons to the Board of Directors:

        to serve until the 2001 annual meeting of share owners:

        James E. Chestnut

        to serve until the 2002 annual meeting of share owners:

        John L. Clendenin                      Summerfield K. Johnston, Jr.
        Joseph R. Gladden, Jr.                 Robert A. Keller
        John E. Jacob

     FOR approval of the Company's 1999 Stock Option Plan;

     FOR approval of the Company's Long-Term Incentive Plan (Effective January 1, 1999);

     FOR approval of the Company's Executive Management Incentive Plan (Effective January 1, 1999);

     FOR ratification of Ernst & Young LLP's appointment as independent auditors of the Company for the 1999 fiscal year; and

     AGAINST a share-owner proposal to create an independent nominating committee.

PRINCIPAL SHARE OWNERS

     The identity of every share owner known to us to hold beneficial ownership of more than five percent of the Company Stock at February 26, 1999 appears below.

                                                           NUMBER OF     PERCENT OF
NAME                                                      SHARES OWNED     CLASS
----                                                      ------------   ----------
The Coca-Cola Company...................................  168,956,718       39.9
  One Coca-Cola Plaza
  Atlanta, Georgia 30313
Summerfield K. Johnston, Jr.............................   33,352,887        7.8
  2500 Windy Ridge Parkway
  Atlanta, Georgia 30339

                            1. ELECTION OF DIRECTORS

NOMINEES

     Our Board of Directors currently has fourteen members; about one-third of the Board is elected each year for a three-year term. Our bylaws disqualify anyone who has reached the age of 70 from being nominated or renominated for election as director.

     Our share owners are being asked to elect directors in two classes at the annual meeting in order to make the composition of each of the Board's three classes more equal.

     The Board has nominated James E. Chestnut for a term expiring at our 2001 annual meeting of share owners. Mr. Chestnut was appointed to the Board in February 1999 when the Board expanded from thirteen to fourteen directors. His current term expires at the 1999 annual meeting.

     The Board has nominated: John L. Clendenin, Joseph R. Gladden, Jr., John E. Jacob, Summerfield K. Johnston, Jr., and Robert A. Keller for terms expiring at our 2002 annual meeting of share owners.

     Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the Board may nominate a substitute, and if that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the Board could either choose to let the vacancy stay unfilled until an appropriate candidate is located, or to reduce the size of the Board to eliminate the unfilled seat.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote FOR the election of James E. Chestnut as a director to hold office until the 2001 annual meeting of share owners, and that you vote FOR the election of John L. Clendenin, Joseph R. Gladden, Jr., John E. Jacob, Summerfield K. Johnston, Jr., and Robert A. Keller as directors to hold office until the 2002 annual meeting of share owners, and until their respective successors are elected and qualified.

INFORMATION CONCERNING DIRECTORS

     Information regarding the principal occupations (which have continued for at least the past five years unless otherwise noted) of the directors and nominees for directors of the Company, as well as certain other information, is set forth below. The information is given as of the date of this proxy statement.

                              NOMINEE FOR ELECTION
                             TO TERM EXPIRING 2001

JAMES E. CHESTNUT....................  48, is Senior Vice President and Chief Financial
(PHOTO OF JAMES E. CHESTNUT)           Officer of The Coca-Cola Company, having served
                                       in that position since July 1994. He had been
                                       Vice President and Controller of The Coca-Cola
                                       Company since October 1993. Mr. Chestnut serves
                                       as a director of Coca-Cola FEMSA, S.A. de C.V.
                                       and Coca-Cola Nestle Refreshments Company S.A. He
                                       has been a director of the Company since his
                                       election by the Board in February 1999 to fill a
                                       vacancy when the Board was expanded to fourteen
                                       members.

                             NOMINEES FOR ELECTION
                             TO TERM EXPIRING 2002

JOHN L. CLENDENIN....................  64, is Chairman Emeritus of BellSouth Corporation
(PHOTO OF JOHN L. CLENDENIN)           (telecommunications holding company), a director
                                       of Equifax Inc. (credit information provider),
                                       RJR Nabisco Holdings Corp. (manufacturer of
                                       tobacco products and packaged foods), The Kroger
                                       Co. (retail grocery chain), Wachovia Corp. (bank
                                       holding company), Springs Industries, Inc.
                                       (producer of finished fabrics, home furnishings,
                                       and industrial fabrics), National Service
                                       Industries, Inc. (producer of lighting equipment,
                                       envelopes, and chemicals and provider of linen
                                       services), The Home Depot, Inc. (retailer of home
                                       improvement products), and Powerwave Technologies
                                       (manufacturer of radio amplifier equipment). From
                                       1984 through 1996, Mr. Clendenin was President
                                       and Chief Executive Officer of the BellSouth
                                       Corporation, serving on its board of directors
                                       from 1984 until 1996, when he retired as Chairman
                                       of the Board. He has been a director of the
                                       Company since 1986.

JOSEPH R. GLADDEN, JR................  56, has been Senior Vice President and General
(PHOTO OF JOSEPH R. GLADDEN, JR.)      Counsel of The Coca-Cola Company since 1991. He
                                       is a director and chairman-designate of Coca-Cola
                                       Amatil Limited (soft drink bottler). He has been
                                       a director of the Company since October 1997 and
                                       was elected Vice Chairman of the Board in
                                       December 1997.

JOHN E. JACOB........................  64, has been Executive Vice President of
(PHOTO OF JOHN E. JACOB)               Anheuser-Busch Companies, Inc. (brewer) since
                                       1994 and a director of that company since 1990.
                                       He served as President and Chief Executive
                                       Officer of the National Urban League, Inc.
                                       (community-based social service and advocacy
                                       agency) from 1982 to 1994. He is a director of
                                       LTV Corporation (manufacturer of steel and energy
                                       products). He has been a director of the Company
                                       since 1986.

SUMMERFIELD K. JOHNSTON JR...........  66, has served as Chairman of the Board of
(PHOTO OF SUMMERFIELD K. JOHNSTON      Directors since October 1997 and Chief Executive
JR.)                                   Officer of the Company from December 1991 until
                                       April 1998. He was Vice Chairman of the Board
                                       from December 1991 to October 1997. Mr. Johnston
                                       is a director of SunTrust Banks, Inc. (bank
                                       holding company). He has been a director of the
                                       Company since 1991.

ROBERT A. KELLER.....................  68, is retired. He was a director of The
(PHOTO OF ROBERT A. KELLER)            Coca-Cola Bottling Company of New York, Inc.
                                       until its acquisition by the Company in 1997. He
                                       has been a director of the Company since 1986.

                              INCUMBENT DIRECTORS
                              TERMS EXPIRING 2000

HOWARD G. BUFFETT....................  44, has been Chairman of the Board of The GSI
(PHOTO OF HOWARD G. BUFFETT)           Group (manufacturer of agricultural equipment)
                                       since June 1996 and President of Buffett Farms
                                       since 1989. Mr. Buffett served as Chairman of the
                                       Executive Committee and President, International
                                       Operations, of The GSI Group from September 1995
                                       to June 1996. Mr. Buffett was Corporate Vice
                                       President and Assistant to the Chairman and a
                                       director of Archer Daniels Midland Company
                                       (agricultural processor and merchandiser) from
                                       1992 to 1995. He is a director of Berkshire
                                       Hathaway Inc. (investment holding company) and
                                       Lindsay Manufacturing (manufacturer of
                                       agricultural irrigation equipment). He has been a
                                       director of the Company since 1993.

JOHNNETTA B. COLE....................  62, has been Presidential Distinguished Professor
(PHOTO OF JOHNNETTA B. COLE)           of Anthropology, Women's Studies and African
                                       American Studies at Emory University, Atlanta,
                                       Georgia since August 1998, and is President
                                       Emerita of Spelman College, Atlanta, Georgia. She
                                       was President of Spelman College from 1987 to
                                       June 1997. Dr. Cole is also a director of Merck &
                                       Co., Inc. (manufacturer of health maintenance and
                                       restoration products), Management Training
                                       Corporation (a privately held company that
                                       manages Job Corps centers and offers educational
                                       programs to correctional institutions), and The
                                       Home Depot, Inc. (retailer of home improvement
                                       products). She has been a director of the Company
                                       since 1990.

CLAUS M. HALLE.......................  71, is an international consultant to The
(PHOTO OF CLAUS M. HALLE)              Coca-Cola Company. He was a director of The
                                       Coca-Cola Bottling Company of New York, Inc.
                                       until its acquisition by the Company in 1997. He
                                       has been a director of the Company since 1988.

JEAN-CLAUDE KILLY...................  55, has been Chairman and Chief Executive Officer of The Company
(PHOTO OF JEAN-CLAUDE KILLY)          of the Tour de France (organizer and promoter of sporting
                                      events) since 1994 and Chairman of the Board of Coca-Cola
                                      Entreprise (the Company's French bottler) since 1993. From 1992 until 1996, he served as Chairman of the Board of Amaury Sport
                                      Organization (organizer of recreational, cultural, and sporting activities). Mr. Killy is a director of Amaury Sport
                                      Organization and The Philippe Amaury Editions, S.A. (publisher)
                                      and serves as a member of the International Olympic Committee.
                                      He has been a director of the Company since 1997.

HENRY A. SCHIMBERG..................  66, has served as President and a director of the Company since
(PHOTO OF HENRY A. SCHIMBERG)         December 1991. He has been Chief Executive Officer of the
                                      Company since April 1998, and was the Company's Chief Operating
                                      Officer from December 1991 until April 1998.

                              INCUMBENT DIRECTORS
                              TERMS EXPIRING 2001

J. TREVOR EYTON......................  64, has been Senior Group Chairman and a senior
(PHOTO OF J. TREVOR EYTON)             officer of EdperBrascan Corporation (natural
                                       resources; integrated power systems; real estate
                                       development and management; and banking and
                                       brokerage services) since 1979. Since 1990, he
                                       has been a member of the Senate of Canada. Sen.
                                       Eyton is also a director of Barrick Gold
                                       Corporation (gold production company), Noranda
                                       Inc. (diversified natural resources
                                       company -- mining and metals, forest products,
                                       and oil and gas), EdperBrascan Corporation,
                                       Trilon Financial Corporation (management of
                                       companies and enterprises, finance, and
                                       insurance), and M.A. Hanna Company (specialty
                                       chemicals firm). He was a director of Coca-Cola
                                       Beverages Ltd. until its acquisition by the
                                       Company in 1997. He has been a director of the
                                       Company since 1998.

L. PHILLIP HUMANN....................  53, has served as Chairman of the Board and Chief
(PHOTO OF L. PHILLIP HUMANN)           Executive Officer of SunTrust Banks, Inc. (bank
                                       holding company) since March 1998, and prior to
                                       that, served as President. He is a director of
                                       SunTrust Banks, Inc., Equifax Inc. (information
                                       services company), and Haverty Furniture
                                       Companies, Inc. (furniture retailer). He has been
                                       a director of the Company since 1992.

SCOTT L. PROBASCO JR.................  70, is a director and Chairman of the Executive
(PHOTO OF SCOTT L. PROBASCO JR.)       Committee of the Board of SunTrust Bank,
                                       Chattanooga, N.A. He is also a director of
                                       Chattem, Inc. (branded consumer products),
                                       Provident Companies, Inc. (insurance holding
                                       company), and SunTrust Banks, Inc. (bank holding
                                       company). He has been a director of the Company
                                       since 1991.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Our Board of Directors has established eight standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Committee on Directors, a Public Issues Review Committee, a Retirement Plan Review Committee, a Capital Projects Review Committee, and an Affiliated Transaction Committee.

     The Executive Committee, between meetings of the Board of Directors, may exercise the powers of the Board of Directors, except with respect to a limited number of matters, which include amending the certificate of incorporation or the bylaws of the Company and recommending to the share owners of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company, and the dissolution of the Company. Members are Summerfield K. Johnston, Jr. (Chairman), Joseph R. Gladden, Jr., L. Phillip Humann, Scott L. Probasco, Jr., and Henry A. Schimberg. The Executive Committee met once and took action by written consent on three occasions in 1998.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, reviews the adequacy and effectiveness of the Company's internal controls, reviews the quality and integrity of the Company's annual and interim external financial reports, reviews the professional services furnished by the independent auditors to the Company, and handles any other matters the Board deems appropriate. Members are
L. Phillip Humann (Chairman), John L. Clendenin, Johnnetta B. Cole, and J. Trevor Eyton. The Audit Committee met four times in 1998.

     The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option and restricted stock plans, incentive plans, and certain other compensation plans. Members are John L. Clendenin (Chairman), J. Trevor Eyton, Claus M. Halle, and Robert A. Keller. The Compensation Committee met four times in 1998 and took one action by written consent.

     The Committee on Directors recommends to the Board of Directors candidates for election to the Board and reviews matters relating to potential director conflicts of interest and directors' fees and retainers. The Committee on Directors also considers candidates for election to the Board submitted by share owners. All nominations by share owners must be made in accordance with the bylaws of the Company. See "Share-Owner Proposals for 2000 Annual Meeting." Members are Claus M. Halle (Chairman), Joseph R. Gladden, Jr., John E. Jacob, Summerfield K. Johnston, Jr., and Jean-Claude Killy. The Committee on Directors met once in 1998.

     The Public Issues Review Committee reviews Company policy and practice relating to significant public issues of concern to the share owners, the Company, its employees, the communities served by the Company, and the general public. Members are Howard G. Buffett (Chairman), Johnnetta B. Cole, Jean-Claude Killy, Scott L. Probasco, Jr., and Henry A. Schimberg. The Public Issues Review Committee met once in 1998.

     The Retirement Plan Review Committee reviews the administration of all employee retirement plans for the Company and the financial condition of all trusts and other funds established pursuant to those plans. Members are John E. Jacob (Chairman), Howard G. Buffett, and L. Phillip Humann. The Retirement Plan Review Committee met once in 1998.

     The Capital Projects Review Committee reviews and approves all proposed capital projects for property, plant, and equipment of the Company where the amount involved for a specific project is $1 million or more. Capital projects of $10 million or more require approval of the full Board of Directors. Members are Summerfield K. Johnston, Jr., Joseph R. Gladden, Jr., and Henry A. Schimberg. The Capital Projects Review Committee took action by written consent on eight occasions in 1998.

     The Affiliated Transaction Committee reviews, considers, and negotiates any proposed merger or consolidation or purchase of an equity interest or assets, other than in the ordinary course of business, from any entity in which The Coca-Cola Company has a 20 percent or greater equity or other ownership interest, and which transaction has an aggregate value exceeding $10 million. The Affiliated Transaction Committee considers whether any proposed transaction, as described above, should be approved by a vote of the share owners of the Company which is greater than or in addition to any vote required by law. Members are John L. Clendenin (Chairman), J. Trevor Eyton, and John E. Jacob. The Affiliated Transaction Committee did not meet in 1998.

     In 1998, the Board of Directors held five meetings. Each director attended at least 75 percent of the total of all meetings of the Board and each committee on which he or she served.

COMPENSATION OF DIRECTORS

     We pay outside directors (directors who are not our officers or employees) annual retainer fees of $35,000 and meeting fees of $1,000 for each meeting of the Board and Board committees attended, plus $3,000 to each director who chairs a Board committee. Outside directors who are also employees of The Coca-Cola Company receive the same retainer fees and meeting fees for attendance at Board meetings, but they do not receive fees for attendance at committee meetings or for chairing a committee.

     Our Board's Chairman receives the same retainer fees noted in the preceding paragraph, even if he is not an outside director, and the same fees for attending Board meetings and for chairing a committee. The Chairman does not receive fees for attending meetings of Board committees.

     During 1998, we paid the directors a total of $546,250 in retainers and fees. Each director is entitled to be reimbursed for reasonable expenses of attending a meeting of the Board or a Board committee.

     The nonemployee directors have a deferred compensation plan under which one-third of all meeting fees and $15,000 of the annual retainer are automatically paid into deferred compensation accounts that are valued in Company Stock. The directors may also elect to have some or all of the rest of their retainers and fees deferred into these stock accounts or deferred into accounts which earn interest at the prevailing rate. Under the terms of this plan, the Chairman of the Board participates, regardless of whether he is an employee of the Company or The Coca-Cola Company. However, he is not permitted to make voluntary deferrals into the plan. Each nonemployee director's stock account in the deferred compensation plan was credited with phantom stock equal to $16,000 on January 2, 1998. This credit of phantom stock will be made each year on the first trading day of the year in lieu of further participation in the retirement plan for nonemployee directors, which was terminated in 1997.

     In 1998, each nonemployee director was granted an option to purchase 4,250 shares of Company Stock. The options are divided into five subgrants of 850 options, having exercise prices of $40.1422, $46.1635, $53.0880, $61.0512, and
$70.2089. The options become vested in stages: one-third will vest upon each of the first three anniversaries of the grant date, January 2, 1998; however, if before all options have vested, the director dies, becomes disabled, or completes a term and cannot be renominated because of the Company's mandatory retirement age for directors, then all unvested options will become vested. The options, once vested, remain exercisable until January 2, 2008, or for shorter periods following the director's death, disability, resignation, or mandatory retirement from the Board. Each nonemployee director received a grant of 4,250 shares in 1999 on the same general terms, except that the grant date was January 4, 1999 and the options remain exercisable until January 4, 2009. The exercise prices for the five subgrants were $40.3218, $46.3700, $53.3255, $61.3243, and
$70.5229.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table shows the number of shares of Company Stock and of the common stock of The Coca-Cola Company ("Coca-Cola Stock") owned beneficially by each director, each nominee for director, each other "named executive officer" (see "Executive Compensation -- Summary of Cash and Certain Other Compensation" below), and by all directors and named executive officers as a group. The amounts are as of February 26, 1999 except as otherwise indicated. All persons shown in the table have sole voting and investment power with regard to the shares shown, unless otherwise indicated.

                                            NUMBER OF SHARES BENEFICIALLY OWNED
                                   -----------------------------------------------------
                                                                       COCA-COLA
                                         COMPANY STOCK                   STOCK
                                   -------------------------   -------------------------
                                    NUMBER OF     PERCENTAGE    NUMBER OF     PERCENTAGE
NAME                               SHARES OWNED    OF CLASS    SHARES OWNED    OF CLASS
----                               ------------   ----------   ------------   ----------
Howard G. Buffett(1)(2)..........       30,509          *          26,786         *
James E. Chestnut(3).............            0          *         430,989         *
John L. Clendenin(2)(4)..........       36,501          *               0         *
Johnnetta B. Cole(5)(6)..........       29,720          *             500         *
J. Trevor Eyton(7)...............        2,527          *               0         *
Joseph R. Gladden, Jr.(8)(9).....        3,918          *         759,867         *
Claus M. Halle(2)(10)............       56,117          *       1,652,180         *
L. Phillip Humann(5)(11).........       27,433          *              40         *
John E. Jacob(2)(12).............       39,111          *               0         *
Summerfield K. Johnston,
  Jr.(13)........................   33,352,887        7.8          90,400         *
Robert A. Keller(2)(14)..........       23,670          *         551,749         *
Jean-Claude Killy(8)(15).........       10,938          *           5,000         *
Scott L. Probasco, Jr.(2)(16)....    1,605,999          *           5,000         *
Henry A. Schimberg(17)...........    6,120,041        1.4          44,639         *
John R. Alm(18)..................    2,171,247          *               0         *
Lowry F. Kline(19)...............      767,799          *               0         *
G. David Van Houten, Jr.(20).....      715,059          *           2,792         *
All directors and executive
  officers as a group (26
  persons), including those
  directors and nominees named
  above(21)......................   49,794,462       11.5       3,667,705         *

-------------------------

   * Less than one percent

 (1) Includes 15,000 shares of Company Stock owned jointly with his wife, 60 shares held by his minor children, and his stock account balance in the Company's Deferred Compensation Plan for Non-Employee Director Compensation (the "Deferred Compensation Plan") which will be paid in 6,534 shares of Company Stock upon distribution from the plan. Includes 26,696 shares of Coca-Cola Stock owned jointly with his wife and 90 shares held by his minor children.

 (2) With respect to Messrs. Buffett, Clendenin, Halle, Jacob, Keller, and Probasco, beneficial ownership as reported in the table includes 8,915 shares of Company Stock which may be acquired by each such director upon the exercise of outstanding stock options.

 (3) Includes 1,500 shares of Coca-Cola Stock owned by his wife, 900 shares of Coca-Cola Stock owned by his children, 137,500 restricted shares of Coca-Cola Stock, 266,911 shares of Coca-Cola Stock which may be acquired upon the exercise of outstanding stock options, and 2,596 shares of Coca-Cola Stock held in trust through The Coca-Cola Company Thrift and Investment Plan as of December 31, 1998.

 (4) Includes his stock account balance in the Deferred Compensation Plan which will be paid in 19,586 shares of Company Stock upon distribution from the plan.

 (5) With respect to Dr. Cole and Mr. Humann, beneficial ownership as reported in the table includes 13,415 shares of Company Stock which may be acquired by each such director upon the exercise of outstanding stock options.

 (6) Includes her stock account balance in the Deferred Compensation Plan which will be paid in 16,080 shares of Company Stock upon distribution from the plan. Includes 500 shares of Coca-Cola Stock owned jointly with her husband.

 (7) Includes 1,500 shares held indirectly and his stock account balance in the Deferred Compensation Plan which will be paid in 1,027 shares of Company Stock upon distribution from the plan.

 (8) With respect to Messrs. Gladden and Killy, beneficial ownership as reported in the table includes 1,415 shares of Company Stock which may be acquired by each such director upon the exercise of outstanding stock options.

 (9) Includes his stock account balance in the Deferred Compensation Plan which will be paid in 1,503 shares of Company Stock upon distribution from the plan. Includes 320,000 restricted shares of Coca-Cola Stock, 37 shares of Coca-Cola Stock held in trust through The Coca-Cola Company Thrift and Investment Plan as of December 31, 1998, 153,778 shares of Coca-Cola Stock which may be acquired upon the exercise of outstanding stock options, and 295 shares of Coca-Cola Stock owned by his daughter.

(10) Includes 30,000 shares of Company Stock held in a trust of which he is co-trustee and beneficiary, 3,262 shares of Company Stock held in a revocable trust, and his stock account balance in the Deferred Compensation Plan which will be paid in 13,940 shares of Company Stock upon distribution from the plan. Includes 36,880 shares of Coca-Cola Stock owned by his wife and as to which shares he has disclaimed beneficial ownership, 97,000 shares of Coca-Cola Stock owned by a foundation of which he is a co-trustee, and 55,180 shares of Coca-Cola Stock held in a charitable trust of which he is a donor.

(11) Includes 4,091 shares of Company Stock held in the Company's dividend reinvestment plan and his stock account balance in the Deferred Compensation Plan which will be paid in 7,927 shares of Company Stock upon distribution from the plan. Includes 40 shares of Coca-Cola Stock held in trust for his son.

(12) Includes his stock account balance in the Deferred Compensation Plan which will be paid in 30,196 shares of Company Stock upon distribution from the plan.

(13) Includes 9,936 shares of Company Stock owned by his wife, 1,245,731 shares of Company Stock held in trusts for his daughter, 1,598,831 shares of Company Stock held in a trust for his son of which he is a co-trustee, and 3,943,968 shares of Company Stock held in a trust of which he is a co-trustee. Also includes options to acquire 4,680,600 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, his balance in the Deferred Compensation Plan which will be paid in 577 shares of Company Stock upon distribution from the plan, 12,841 shares of Company Stock held in the Company's Matched Employee Savings and Investment Plan ("MESIP"), and 78,250 shares of Company Stock held pursuant to the Company's Supplemental Matched Employee Savings and Investment Plan ("SuppMESIP"), both plans as of December 31, 1998. Includes 88,000 shares of Coca-Cola Stock held by two trusts of which he is a co-trustee, 960 shares of Coca-Cola Stock held in a trust for his daughter, and 1,440 shares of Coca-Cola Stock held in a trust, of which he is a co-trustee, for his son.

(14) Includes 309 shares of Company Stock owned by his wife, as to which shares he has disclaimed beneficial ownership, and his stock account balance in the Deferred Compensation Plan which will be paid in 2,524 shares of Company Stock upon distribution from the plan. Includes 11,593 shares of Coca-Cola Stock owned by his wife and 90,893 shares of Coca-Cola Stock held in trusts of which his wife is a trustee, as to all of which he has disclaimed beneficial ownership, 10,000 shares of Coca-Cola Stock which may be acquired upon the exercise of outstanding stock options, and 5,046 shares of Coca-Cola Stock held in a family foundation.

(15) Includes his stock account balance in the Deferred Compensation Plan which will be paid in 3,523 shares of Company Stock upon distribution from the plan.

(16) Includes 7,500 shares of Company Stock held in trust for his wife, of which he has disclaimed beneficial ownership, 1,579,473 shares of Company Stock held in a trust of which he is trustee, and his stock account balance in the Deferred Compensation Plan which will be paid in 10,111 shares of Company Stock upon distribution from the plan.

(17) Includes 4,650 shares of Company Stock owned by his wife, 1,165,047 shares of Company Stock held pursuant to his Deferred Compensation Agreement (See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements"), options to acquire 1,896,900 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, and 1,275,000 restricted shares of Company Stock which are subject to forfeiture. Includes 5,923 shares of Company Stock and 40,393 shares of Coca-Cola Stock held in trust through the MESIP and 44,421 shares of Company Stock and 4,246 shares of Coca-Cola Stock held pursuant to the SuppMESIP, all as of December 31, 1998.

(18) Includes 10,775 shares of Company Stock owned by his wife, 8,356 of which are held in trust through the MESIP, 354 shares of Company Stock owned by his children, as to which he has disclaimed beneficial ownership, 450 shares held in a family foundation of which he is a trustee, 598,038 shares of Company Stock held pursuant to his Deferred Compensation Agreement (See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements"), options to acquire 534,000 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, 600,000 restricted shares of Company Stock which are subject to forfeiture, 56,331 shares of Company Stock held in trust through the MESIP, and 38,799 shares of Company Stock held pursuant to the SuppMESIP, both plans as of December 31, 1998.

(19) Includes options to acquire 221,700 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, 420,000 restricted shares of Company Stock which are subject to forfeiture, 869 shares of Company Stock held in trust through the MESIP, and 2,144 shares of Company Stock held pursuant to the SuppMESIP, both plans as of December 31, 1998.

(20) Includes options to acquire 376,200 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, 81,000 restricted shares of Company Stock which are subject to forfeiture, 62,005 shares of Company Stock held in the Company's dividend reinvestment plan, 8,053 shares of Company Stock held in trust through the MESIP, and 44,101 shares of Company Stock and 2,792 shares of Coca-Cola Stock held pursuant to the SuppMESIP, both plans as of December 31, 1998.

(21) Includes options to acquire 9,530,840 shares of Company Stock which are exercisable or will be exercisable within sixty days from the date of this table, 2,793,000 restricted shares of Company Stock which are subject to forfeiture and includes 457,500 shares of Coca-Cola Stock which are subject to transfer restrictions, and options to acquire 430,689 shares of Coca-Cola Stock which are exercisable or will be exercisable within sixty days from the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require the Company's executive officers and directors and certain persons who own more than ten percent of Company Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and certain persons owning more than ten percent of Company Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by it and written representations from each such person who did not file an Annual Statement of Changes in Beneficial Ownership on Form 5 that no Form 5 was due, and except as reported in prior proxy statements, the Company believes that all filing requirements applicable to such persons have been complied with in 1998 and prior years, except for the following inadvertent omissions, which have been subsequently reported: a purchase of Company Stock in October 1998 by a corporation owned by J. Trevor Eyton, a director of the Company; the closing in 1996 of a custodial account for which Summerfield K. Johnston III, Senior Vice President and President, Eastern North America Group, was custodian; and the failure to report Company Stock held in a defined contribution account for the spouse of John R. Alm, Executive Vice President and Chief Financial Officer, which report should have occurred on the Form 5 reporting 1996 transactions.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of certain of its officers during its fiscal year ending December 31, 1998 and the two preceding fiscal years. The officer group, referred to as the named executive officers, is composed of the two persons who served as Chief Executive Officer during 1998, Mr. Johnston, who served until April 17, 1998 and Mr. Schimberg, who served thereafter, together with the three other most highly compensated executive officers, determined as of December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                      -------------------------------   -------------------------------------
                                                                                 AWARDS              PAYOUTS
                                                              OTHER     -------------------------   ---------
                                                             ANNUAL      RESTRICTED    SECURITIES
                                                             COMPEN-       STOCK       UNDERLYING     LTIP       ALL OTHER
                                       SALARY      BONUS     SATION        AWARDS       OPTIONS/     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL OCCUPATION  YEAR      ($)        ($)      ($)(1)     ($)(2)(3)(6)   SARS(#)(3)      ($)         ($)(4)
-----------------------------  ----   ---------   -------   ---------   ------------   ----------   ---------   ------------
Summerfield K. Johnston,
  Jr........................   1998     843,017   435,500     205,021              0           0    1,321,539      47,228
  Chairman of the Board        1997   1,055,670   871,517     167,739              0           0      474,924      71,570
                               1996     985,000   935,750   2,908,199              0   2,700,000      380,439     104,102
Henry A. Schimberg..........   1998   1,053,846   770,500     139,947              0     600,000    1,179,869      17,228
  President and Chief          1997     950,000   788,500      92,865              0           0      421,013      52,495
  Executive Officer            1996     885,000   840,750   2,951,493     11,687,500           0      336,570     623,317
John R. Alm.................   1998     500,000   284,500      88,445              0           0      405,416      30,472
  Executive Vice President     1997     430,000   310,030      65,511              0           0      144,561      27,888
  and Chief Financial Officer  1996     410,000   332,100     574,604      5,550,000           0      113,322      52,162
Lowry F. Kline..............   1998     400,000   227,600       2,935(7)           0           0      262,632      12,394
  Executive Vice President     1997     280,000   201,880            (5)           0           0       98,125       6,711
  and General Counsel          1996     250,000   202,500            (5)   3,850,000           0            0      11,311
G. David Van Houten, Jr.....   1998     320,000   232,000       1,430(7)           0           0      239,688      20,127
  Senior Vice President        1997     300,000   167,400            (5)   4,801,005           0       79,821      22,975
                               1996     285,000   240,750            (5)           0     126,300       55,463      21,404

-------------------------

(1) "Other Annual Compensation" in 1998 includes the following reportable perquisites and other personal benefits, securities, or property: for Mr. Johnston, $139,528 for nonbusiness use of Company aircraft; for Mr. Schimberg, $64,856 for nonbusiness use of Company aircraft; and for Mr. Alm, $45,100 for nonbusiness use of Company aircraft and $23,785 for financial and legal services.

(2) Dividends are paid on all shares of restricted stock at the same rate paid on shares of Company Stock generally. Restricted stock awarded to executive officers in 1996 is subject to vesting only upon the attainment of certain increases in the market price of Company Stock (which have occurred) and the grantee's continued employment with the Company.

(3) 1996 and 1997 are adjusted to reflect a three-for-one stock split effective May 1, 1997.

(4) "All Other Compensation" in 1998 includes: for Mr. Johnston, $35,000 paid and/or credited to qualified and nonqualified retirement plans, $12,228 in income imputed for term life insurance; for Mr. Schimberg, $5,000 paid to a qualified retirement plan, $12,228 in income imputed for term life insurance; and for Mr. Alm, $25,000 paid and/or credited to qualified and nonqualified retirement plans, $5,472 in income imputed for term life insurance; for Mr. Kline, $5,000 paid to a deferred compensation pension plan, $7,394 for term life insurance; and for Mr. Van Houten, $17,059 paid to a deferred compensation pension plan, $3,068 in income imputed for term life insurance.

(5) Perquisites and other personal benefits, securities or property for this named executive officer during the fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus, and there were no other items of "Other Annual Compensation."

(6) At December 31, 1998, Mr. Schimberg held 1,275,000 restricted shares of Company Stock, having a market value at that date of $45,581,250; Mr. Alm held 600,000 restricted shares of Company Stock, having a market value at that date of $21,450,000; Mr. Kline held 420,000 restricted shares of Company Stock, having a market value at that date of $15,015,000; and Mr. Van Houten held 135,000 restricted shares of Company Stock, having a market value at that date of $4,826,250.

(7) Perquisites and other personal benefits, securities or property for this named executive officer during the fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus.

STOCK OPTIONS GRANTED

     The following table contains information concerning the grant of stock options during 1998 to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------
                                           % OF TOTAL
                          NUMBER OF         OPTIONS                                       GRANT DATE
                         SECURITIES         GRANTED       EXERCISE OR                      PRESENT
                         UNDERLYING       TO EMPLOYEES    BASE/PRICE                        VALUE
NAME                   OPTIONS GRANTED   IN FISCAL YEAR     ($/SH)      EXPIRATION DATE     ($)(2)
---------------------  ---------------   --------------   -----------   ---------------   ----------
Mr. Johnston.........            0              0               N/A                N/A          N/A
Mr. Schimberg(1).....      120,000            2.4%          45.8204     April 17, 2008    1,503,600
                           120,000            2.4%          52.6935     April 17, 2008    1,251,600
                           120,000            2.4%          60.5975     April 17, 2008    1,016,400
                           120,000            2.4%          69.6871     April 17, 2008      804,000
                           120,000            2.4%          80.1402     April 17, 2008      618,000
Mr. Alm..............            0              0               N/A                N/A          N/A
Mr. Kline............            0              0               N/A                N/A          N/A
Mr. Van Houten.......            0              0               N/A                N/A          N/A

(1) Pursuant to an employment agreement dated April 17, 1998, Mr. Schimberg received a grant of options to purchase 600,000 shares of Company Stock. The options are divided into five subgrants. One-half of each subgrant vests on April 1, 2000, and the remainder of each subgrant vests in equal amounts annually over a three-year period ending May 1, 2003.
(2) The "grant date present value" is based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, the executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by the Company are as follows: (i) dividend yield of .4%, (ii) expected volatility of 27%, (iii) risk-free interest rate of 5.61%, and (iv) expected life of six years. No assumptions were made regarding nontransferability or risk of forfeiture. The assumptions chosen materially impact the resulting valuations.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table provides information with respect to the named executive officers concerning the exercise of options and/or stock appreciation rights ("SARs") during the last fiscal year and the number of unexercised options and SARs held as of the end of the fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING       VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS       IN-THE-MONEY
                                                   AND SARS AT FISCAL     OPTIONS/SARS AT
                           NUMBER                     YEAR-END(#)        FISCAL YEAR-END($)
                          OF SHARES     VALUE     --------------------  --------------------
                          ACQUIRED     REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                     ON EXERCISE     ($)         UNEXERCISABLE         UNEXERCISABLE
----                     -----------   --------   --------------------  --------------------
Mr. Johnston...........       0           0        4,680,600/ 0           132,853,553 / 0
Mr. Schimberg..........       0           0        1,896,900/ 600,000      58,131,863 / 0
Mr. Alm................       0           0          534,000/ 0            16,346,400 / 0
Mr. Kline..............       0           0          221,700/ 0             6,796,608 / 0
Mr. Van Houten.........       0           0          376,200/ 0            10,938,749 / 0

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made during the last fiscal year to the named executive officers under the Company's long-term incentive plans. Payouts, if any, under the long-term incentive plans of the Company are reported in the Summary Compensation Table for the year of payout. Under the 1998-2000 plan, payouts are based upon the annual growth rate of the Company's cash operating profit (operating income plus depreciation and amortization) over a three-year period. Whether a payout is at the threshold, target or maximum amount depends on the amount of the percentage increase in the Company's cash operating profit over the relevant three-year period. Any payouts earned under the plans would be made either (i) in the first year following the end of the relevant three-year period, or (ii) in the year following a participant's death or disability. The plans provide that awards may be prorated when, during a performance period, a participant retires, dies, becomes disabled or leaves the Company for immediate employment at The Coca-Cola Company or certain of its related companies.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                     ESTIMATED FUTURE PAYOUTS UNDER
                                                      NON-STOCK PRICE-BASED PLANS
                                                    --------------------------------
                       PERFORMANCE OR OTHER PERIOD  THRESHOLD     TARGET    MAXIMUM
NAME                   UNTIL MATURATION OR PAYOUT     ($)(1)      ($)(1)     ($)(1)
----                   ---------------------------  ----------   --------   --------
Mr. Johnston.........  3-year period ending         40% of       80% of     160% of
                       December 31, 2000            salary       salary     salary
Mr. Schimberg........  3-year period ending         40% of       80% of     160% of
                       December 31, 2000            salary       salary     salary
Mr. Alm..............  3-year period ending         30% of       60% of     120% of
                       December 31, 2000            salary       salary     salary
Mr. Kline............  3-year period ending         30% of       60% of     120% of
                       December 31, 2000            salary       salary     salary
Mr. Van Houten.......  3-year period ending         30% of       60% of     120% of
                       December 31, 2000            salary       salary     salary

-------------------------

(1) "Salary" is the average annual base salary, as reported in the Summary Compensation Table, over the same three-year period.

PENSION PLANS

     The Company sponsors a noncontributory, qualified defined benefit pension plan which provides benefits for substantially all employees, excluding employees who are included in a unit of employees covered by a collective bargaining agreement. Retirement income benefits are based upon a participant's highest average annual compensation during any three of the last ten consecutive calendar years and the participant's years of credited service.

     The Company also maintains two unfunded, nonqualified defined benefit pension plans, one that provides retirement benefits in excess of those provided by the qualified plan due to the limits set forth in the Internal Revenue Code, and the other that provides retirement benefits in excess of such limits as well as an enhanced benefit formula. The combined benefit provided by the qualified and nonqualified plans is limited to 300% of the maximum annual benefit allowed at age 65 under Section 415 of the Internal Revenue Code. The maximum benefit for 1998 was $390,000.

     The following table shows the estimated annual benefits payable at normal retirement age (65) under the defined benefit qualified and nonqualified plans.

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE AT RETIREMENT
               ------------------------------------------------------------------------------------------------
REMUNERATION      5          10         15         20         25         30         35         40         45
------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 $  750,000    $ 51,645   $103,290   $154,935   $206,580   $258,225   $309,870   $361,515   $390,000   $390,000
    800,000      55,145    110,290    165,435    220,580    275,725    330,870    386,015    390,000    390,000
    900,000      62,145    124,290    186,435    248,580    310,725    372,870    390,000    390,000    390,000
  1,000,000      69,145    138,290    207,435    276,580    345,725    390,000    390,000    390,000    390,000
  1,250,000      86,645    173,290    259,935    346,580    390,000    390,000    390,000    390,000    390,000
  1,500,000     104,145    208,290    312,435    390,000    390,000    390,000    390,000    390,000    390,000
  1,750,000     121,645    243,290    364,935    390,000    390,000    390,000    390,000    390,000    390,000
  2,000,000     139,145    278,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
  2,250,000     156,645    313,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
  2,500,000     174,145    348,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
  2,750,000     191,645    383,290    390,000    390,000    390,000    390,000    390,000    390,000    390,000
  3,000,000     209,145    390,000    390,000    390,000    390,000    390,000    390,000    390,000    390,000

     Benefits shown in the table above are computed as straight-life annuity amounts upon retirement at age 65 and are not subject to reduction for Social Security or other amounts.

     Covered compensation for 1998 includes salary and bonuses (annual and long-term) earned, but excludes Other Annual Compensation, Restricted Stock Awards, and All Other Compensation described in the Summary Compensation Table.

     Covered compensation for 1998 as well as years of credited service at the end of the fiscal year for the executive officers is summarized below:

                                                                           CREDITED
OFFICER                                                 COMPENSATION       SERVICE
-------                                                 ------------       --------
Mr. Johnston..........................................   $3,009,723        44 Years
Mr. Schimberg.........................................    3,022,215        17 Years
Mr. Alm...............................................    1,215,446        21 Years
Mr. Kline.............................................      864,512         7 Years
Mr. Van Houten........................................      727,088        28 Years

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Johnston has an employment agreement with the Company dated April 17, 1998. The agreement provides that he will remain an employee of the Company until such time as determined by the Board of Directors. At that time he will become a consultant to the Company for a term ending January 1, 2003. The agreement set his annual base salary at $650,000 until December 31, 1998; thereafter, his base salary will be as determined by the Compensation Committee of the Board. Currently, that committee has set his annual base salary at $690,000. He continues to participate in employee and fringe benefit plans. Once he becomes a consultant, the agreement sets the compensation at $50,000 per month. Until January 1, 2003, he will be considered an active employee for crediting service toward the vesting and exercise of any stock awards he may hold. Mr. Johnston has agreed to remain on the board until the end of the consulting period, subject to election by the

Company's share owners. He is also bound by a noncompetition agreement, which extends for two years beyond the end of his consulting period.

     Mr. Schimberg has an employment agreement with the Company dated April 17, 1998. The agreement runs though April 17, 2000, until which he will serve as President and Chief Executive Officer of the Company. Afterwards, he will become a consultant to the Company and/or The Coca-Cola Company for a period expiring May 1, 2003. The agreement set his annual base salary at $1,150,000 until December 31, 1998; thereafter, his base salary will be as determined by the Compensation Committee of the Board. Currently, that Committee has set his annual base salary at $1,215,000. He continues to participate in employee and fringe benefit plans. Once he becomes a consultant, the agreement sets the annual compensation at $400,000. At the time of signing the agreement Mr. Schimberg received a grant of options to purchase 600,000 shares of the Company Stock. The options are divided into five subgrants, each with an exercise price reflecting an approximate 15% annual growth in the market value of the Company's stock, which was approximately $39.84 per share at the time of grant. One-half of each subgrant vests on April 1, 2000, and the remainder of each subgrant vests in equal amounts annually over the subsequent three-year consultation period. Mr. Schimberg has agreed to remain on the Board until the end of the consulting period, subject to election by the Company's share owners. He is also bound by a noncompetition agreement, which extends for two years beyond the end of his consulting period.

     Mr. Schimberg's Restated Compensation Agreement with Johnston Coca-Cola Bottling Group, Inc. ("Johnston Coca-Cola") dated December 16, 1991, as amended, had a balance of $10,396,108 in cash and 1,165,047 shares of Company Stock at December 31, 1998. The cash is credited with interest semiannually, at a rate paid by SunTrust Bank, Atlanta, on six-month certificates of deposit of like amount, and any dividends earned on the Company Stock are credited to the cash account. The stock and amounts held in cash will be paid to Mr. Schimberg upon the termination of his employment. Mr. Schimberg may elect installment payments over a period not to exceed ten years, but if he makes no such election, the Company may pay installments over a period of not more than five years. Payments will commence within 60 days after the termination of Mr. Schimberg's employment; interest on installment payments of cash would accrue at the rate of interest equal to the yield to maturity on ten-year United States Treasury bonds having an issue date nearest the date on which amounts become payable, unless another interest rate is agreed upon by Johnston Coca-Cola and Mr. Schimberg. Mr. Schimberg has the right to request payment of all or any part of the value of his account prior to his termination of employment, but any such payments are at the sole discretion of the board of directors of Johnston Coca-Cola.

     Mr. Alm's Deferred Compensation Agreement with Johnston Coca-Cola, dated December 16, 1991, as amended, had a balance at December 31, 1998 of $197,864 in cash and 598,038 shares of Company Stock. Dividends earned on the Company Stock are held as cash in the account, which earns interest in the same manner provided for Mr. Schimberg and described above. Mr. Alm is entitled to the value of his account only upon the termination of his employment with the Company. Mr. Alm may elect an installment period not to exceed ten years, but if no such election is made, the Company may pay installments over a period not to exceed five years. Payments will commence within 60 days after Mr. Alm's termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes and reviews the salaries and other compensation paid to the Company's executive officers. This report summarizes the compensation of the Company's executive officers for 1998.

     COMPENSATION PHILOSOPHY. Conditioning a high percentage of the compensation of executive officers on successes in increasing both cash operating profit and the price of the Company Stock, the Committee has established compensation programs for executive officers that are intended to reward superior leaders within a highly competitive business. Four types of pay make up an executive officer's compensation:

     - an annual base salary

     - an annual performance-based bonus

     - a long-term performance-based bonus

     - periodic grants of performance-based stock options.

     In addition to an executive officer's base salary, the bonuses and stock option grants create a compensation program that has potential for both high risk and high reward. For 1998, the Committee approved a total compensation program for executive officers that would fall near the 80th percentile of the total compensation paid to similar positions at other Fortune 125 industrial companies and other consumer goods companies if the performance goals of the bonus programs are met. The Committee's independent compensation consultants report that the performance goals of the bonus plans and stock option grants continue to rank among the most difficult when compared to compensation programs at other Fortune 125 industrial companies.

     ANNUAL BASE SALARY. For 1998, the Committee set each executive officer's base salary within the 50th to 75th percentile range of the base salaries paid to a similar position at other Fortune 125 industrial companies and other consumer goods companies. The Committee also considered the financial performance of the Company in 1997, changes in the duties and responsibilities of each executive officer and the individual's performance during the prior year. Senior human resources executives, the Chief Executive Officer and the Company's independent compensation consultants assist the Committee with decisions regarding the executive officers' base salaries. Mr. Johnston, the Chief Executive Officer at the time the Committee approved executive officers' compensation for 1998, did not participate in discussions regarding his own compensation.

     ANNUAL PERFORMANCE-BASED BONUS. The Company's management believes that growth in cash operating profit is the appropriate measure of the Company's performance for purposes of rewarding the performance of its executive officers. For 1998, the Committee continued the annual incentive bonus program that conditions the payment of an executive officer's bonus on specific increases in the Company's cash operating profit. Based on recommendations from management, the Committee established the cash operating profit performance goals for each of the Company's business units and the award levels of the executives.

     Under the 1998 annual bonus plan, an executive officer will receive 100% of the bonus that is earned if the Company reaches its budgeted cash operating profit goal. An executive officer can also receive a lower percentage of the bonus if the budgeted cash operating profit is not attained but a specific minimum goal is reached. The executive can also earn a larger bonus if the budgeted cash operating profit goal is exceeded.

     Under the 1998 annual bonus plan, executive officers with corporate-wide responsibilities received bonuses ranging from 32.4% to 67% of their base salaries. These bonuses were based on the Company's having attained 100.2% of budgeted cash operating profit. Executive officers with group-wide responsibilities reached cash operating profit goals for their business units of between 98% and 102.3% and received bonuses ranging from 26.7% to 72.5% of their base salaries. These bonuses were paid in the first quarter of 1999.

     LONG-TERM PERFORMANCE-BASED BONUS. The Committee approved a cash bonus plan for the three-year performance period of 1998 through 2000. The Committee established specific goals for increases in the Company's cash operating profit over this three-year period. The Committee also established bonus levels ranging from 10% to 160% of executives' salaries. No bonuses are payable under the 1998-2000 long-term bonus plan until 2001 unless the executive officer terminates employment because of death or disability.

     In the first quarter of 1999, executives received long-term performance bonuses based on the Company achieving a 1.8% average annual increase in the cash operating profit over the amount budgeted for the performance period of 1996 through 1998. These bonuses ranged from 48% to 128% of the executive officers' base salaries.

     GRANTS OF PERFORMANCE-BASED STOCK OPTIONS. The Committee believes that it is important for a significant part of the compensation of each executive officer to be tied to ownership of Company Stock so that each executive's interest in the growth and performance of the Company is closely aligned with the interests of the Company's share owners. To further this belief, the Committee has established stock ownership guidelines for its executive officers. Under these guidelines, an executive officer is expected to own Company Stock with a value equal to a multiple of his or her salary. The multiples range from two to seven times the executive's base salary. An executive officer must satisfy the guidelines within a specific time period to qualify for future grants of stock options.

     In 1998 the Committee granted 5,646,590 stock options. Of these, 752,000 options were granted to executive officers. Reflecting aggressive performance goals, the Committee designed the options granted to executives so that the market price of the Company Stock must increase substantially before the individual realizes compensation upon exercise of the options. Specifically, each grant to an executive is divided into five equal subgrants. Each subgrant carries a 15% higher exercise price than the prior subgrant. These higher exercise prices are intended to reflect a 15% annual increase in the market price of the Company Stock, measured from January 2, 1998, the date of grant. One-third of each subgrant becomes exercisable after the first, second and third anniversaries of the grant date.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Committee established the compensation guidelines for 1998 for the Company's Chief Executive Officer. These guidelines, discussed below, were applied to Mr. Johnston until his resignation as Chief Executive Officer on April 17, 1998, after which date he retained senior executive officer responsibilities and remained Chairman of the Board. The same guidelines became applicable to Mr. Schimberg on that date as he assumed the duties of Chief Executive Officer.

     - The Committee believes that the Chief Executive Officer's base salary and cash incentive compensation should reflect the responsibilities of that officer. To ensure that the compensation is competitive, the Committee also considers the compensation of executives in similar businesses who have comparable experience and qualifications. For 1998, the Committee approved a 9.5% increase in Mr. Johnston's annual base salary. Effective April 17, 1998, however, Mr. Johnston's salary was reduced by approximately 43.5% to reflect his resignation as Chief Executive Officer. As of that same date, the Committee increased Mr. Schimberg's base salary to the amount Mr. Johnston had previously received in his capacity as Chief Executive Officer.

     - The Committee also believes that the Chief Executive Officer's cash bonuses should be tied to the Company's financial performance and that the primary measure of the Company's performance is the growth of its cash operating profit. Therefore, the annual and long-term cash bonus plans condition the Chief Executive Officer's bonus on the Company's cash operating profit performance. Under the 1998 annual bonus plan, the maximum bonus payable to the Chief Executive Officer was 115% of his base salary. Both Messrs. Johnston and Schimberg received annual bonuses equaling 67% of their base salaries. These bonuses were based on the Company's having reached 100.2% of its budgeted cash operating profit. In the first quarter of 1999, Messrs. Johnston and Schimberg also received bonuses under the long-term cash bonus plan for the 1996 through 1998 performance period of 128% of their salaries. These bonuses were based on the Company's having achieved a 1.8% average annual increase in the cash operating profit over the amount budgeted for the performance period.

     - Consistent with the Committee's belief that significant stock ownership by senior officers is important to the growth in share-owner value, the Committee granted 600,000 stock options to Mr. Schimberg on the date he assumed responsibilities as the Company's Chief Executive Officer. Mr. Schimberg received a grant that is divided into five subgrants, with the exercise price of each subgrant set so that it represents an additional 15% increase in the fair market value of Company Stock. The exercise prices are based on the fair market value of Company Stock on April 17, 1998. One-half of each subgrant vests on April 1, 2000. The remainder of each subgrant vests in three equal installments on the next three anniversaries, so long as Mr. Schimberg is at that time either an employee or consultant to the Company or The Coca-Cola Company. The Committee did not grant stock options to Mr. Johnston in 1998 because he had received a multiple-year grant in 1996.

     SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and the four other most highly compensated executive officers. However, compensation that is "performance-based" is exempt from this limit on deductibility if it satisfies certain requirements of Section 162(m). Therefore, the Committee has designed the annual cash bonus program, the long-term cash bonus program and the stock option grants to qualify as performance-based compensation under Section 162(m).

     For 1999, the Committee approved the Executive Management Incentive Plan (Effective January 1, 1999), the Long-Term Incentive Plan (Effective January 1,
1999), and the 1999 Stock Option Plan. The Board of Directors has adopted these plans and directed that they be submitted to the Company's share owners for approval. The Committee intends for the compensation paid to officers covered by
Section 162(m) to satisfy the requirements of performance-based compensation. The Company will not make any awards under these plans, therefore, unless the share owners approve them.

                                          John L. Clendenin, Chairman
                                          J. Trevor Eyton
                                          Claus M. Halle
                                          Robert A. Keller

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     A line graph presentation appears below, showing a five-year comparison of the cumulative total return on Company Stock to both the S&P Composite 500 Index and an index of peer group companies selected by the Company. The peer group consists of The Coca-Cola Company, PepsiCo, Inc., Coca-Cola Bottling Co. Consolidated, Cadbury Beverages plc and Whitman Corporation. The graph assumes $100 invested on December 31, 1993, in Company Stock and in each index, with the subsequent reinvestment of dividends on a quarterly basis.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS AMONG
                  COMPANY, PEER GROUP INDEX AND S&P 500 INDEX

                                    [GRAPH]

  Date             CCE            Peer Group            S&P 500
--------         -------          ----------            -------
12/31/93         $100.00           $100.00              $100.00
12/31/94          118.36            106.74               101.32
12/31/95          177.08            158.12               139.37
12/31/96          320.40            204.75               171.35
12/31/97          706.97            265.66               228.50
12/31/98          713.85            287.00               293.79

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK OWNERSHIP BY AND DIRECTOR RELATIONSHIPS WITH THE COCA-COLA COMPANY

     The Company was formed initially as a wholly owned subsidiary of The Coca-Cola Company. The Coca-Cola Company remains the largest share owner of the Company, owning as of February 26, 1999, directly and indirectly through its subsidiaries, 168,956,718 shares of Company Stock, representing approximately 40% of the outstanding Company Stock. In addition, two directors of the Company are executive officers of The Coca-Cola Company, and two other directors of the Company are former executive officers of The Coca-Cola Company.

AGREEMENTS AND TRANSACTIONS WITH THE COCA-COLA COMPANY

     The Company and The Coca-Cola Company have entered into transactions and agreements with one another, incident to their respective businesses, and the Company and The Coca-Cola Company are expected to enter into material transactions and agreements from time to time in the future.

     Material agreements and transactions between the Company and The Coca-Cola Company during 1998 are described below.

     BEVERAGE AGREEMENTS AND PURCHASES OF FINISHED PRODUCT. The Company and its subsidiaries (referred to collectively as the "Company") purchase syrups and concentrates from The Coca-Cola Company and manufacture, package, distribute and sell liquid nonalcoholic refreshment products under beverage agreements with The Coca-Cola Company. These agreements give the Company the right to produce and market beverage products of The Coca-Cola Company in bottles and cans in specified territories. The beverage agreements also provide The Coca-Cola Company with the ability to set prices of the syrups and concentrates for the beverages of The Coca-Cola Company, as well as the terms of payment and other terms and conditions under which the Company purchases such syrups and concentrates. The Company has other agreements with The Coca-Cola Company under which it purchases finished product or fountain syrup for sale within its territories.

     During 1998, the Company purchased from The Coca-Cola Company approximately $3.4 billion of syrups, concentrates, and finished product under the beverage agreements and other agreements relating to fountain syrup, net of amounts paid by The Coca-Cola Company to the Company to settle obligations upon the amendment of certain agreements.

     PURCHASE OF FINISHED PRODUCT FROM JOINT VENTURE. The Company purchases finished product from Coca-Cola Nestle Refreshments Company, USA, a joint venture between The Coca-Cola Company and Nestle S.A. During 1998, total payments to The Coca-Cola Company, for the benefit of the joint venture, were approximately $26.1 million.

     MANAGEMENT SERVICES. During 1998, the Company charged The Coca-Cola Company approximately $5.6 million for management fees, manufacturing expenses, rent, and other miscellaneous expenses associated with the Company's management of a syrup plant in Eagan, Minnesota.

     DISPENSING EQUIPMENT. During 1998, The Coca-Cola Company reimbursed the Company approximately $36 million for the cost of parts and labor in connection with repairs on cooler, dispensing, or post-mix equipment owned by The Coca-Cola Company.

     LEASE OF OFFICE SPACE. The Company's Belgian offices occupy approximately 39,000 square feet of office space leased from The Coca-Cola Company. In 1998, the Company incurred approximately $1 million in rental and related charges. The Coca-Cola Company paid the Company approximately $2.8 million for rental and related charges for real property leased from the Company in the United States, Canada, France, and the Netherlands.

     POINT-OF-SALE EXPENSES. The Company purchases point-of-sale and other advertising items from The Coca-Cola Company. In 1998, the Company paid The Coca-Cola Company approximately $11.3 million for such items and will continue to purchase such materials in 1999.

     SWEETENER REQUIREMENTS AGREEMENT. The Company and The Coca-Cola Company are parties to a sweetener requirements agreement for the purchase by the Company of substantially all of its requirements for sweetener in the United States. The amount paid by the Company to The Coca-Cola Company under this agreement during 1998 totaled approximately $252 million. This agreement runs through 2002.

     SALES OF SYRUPS, BOTTLE AND CAN PRODUCTS AND AGENCY BILLING AND DELIVERY ARRANGEMENTS. The Company has entered into agreements with The Coca-Cola Company pursuant to which it sells fountain syrup back to The Coca-Cola Company at prices which generally equate to the prices charged by The Coca-Cola Company to the Company. The Company then delivers such syrup to certain of the major fountain accounts of The Coca-Cola Company, and sometimes, on behalf of The Coca-Cola Company, invoices and collects the receivables with respect to such sales. In addition to the fountain syrup sales, the Company sells bottle and can beverage products to The Coca-Cola Company at prices which generally equate to the prices charged by the Company to its major customers. In 1998, the amounts paid by The Coca-Cola Company to the Company for fountain syrups, bottle and can beverage products, and delivery, billing and collection totaled approximately $383 million.

     MARKETING AND OTHER SUPPORT ARRANGEMENTS. For 1998, total direct marketing support paid or payable to the Company by The Coca-Cola Company, or on behalf of the Company by The Coca-Cola Company, approximated $899 million. Pursuant to cooperative advertising and trade arrangements with The Coca-Cola Company, the Company paid The Coca-Cola Company approximately $173 million for local media and marketing program expense. In the opinion of management of the Company, the amount and terms of such marketing support provided to the Company by The Coca-Cola Company are generally as favorable as provided by The Coca-Cola Company to other Coca-Cola bottlers who have entered into beverage agreements similar to those of the Company bottlers. In addition, funding for costs associated with market or infrastructure development paid or payable to the Company by The Coca-Cola Company approximated $324 million.

     Additionally, the Company and Coca-Cola Bottling Co. Consolidated, a bottler in which the Company and The Coca-Cola Company own equity interests, bought from and sold to each other finished beverage products. These transactions occurred in instances where the proximity of one party's production facilities to the other party's markets, as well as other economic considerations, made it more efficient for one bottler to buy finished product than produce it. In 1998, the Company's sales to that bottler totaled approximately $15.9 million and purchases were approximately $23.2 million. The Company expects that additional sales and purchases will occur in 1999.

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In 1992, the Company made a relocation loan to Gary P. Schroeder, Senior Vice President and Western North America Group President, in the amount of $200,000. In 1992, the Company made a relocation loan to Patrick J. Mannelly, Vice President Finance and Administration, in the amount of $317,500. The loans, which are generally on the same terms as other relocation loans made by the Company are secured by second mortgages on the residences, do not accrue interest, and do not become due until either executive officer leaves the Company or sells the residence. Upon the sale of the residence, the Company will share in any appreciation in price. The original principal amounts of both loans remain outstanding.

     The Company paid approximately $85,000 in rental and associated charges in 1998 to Messrs. Johnston and Summerfield K. Johnston III, Senior Vice President and President, Eastern North America Group, for the Company's use of certain facilities owned by them.

     Jean-Claude Killy, a member of the Company's Board of Directors, entered into an agreement in 1993 with the Company's French bottler under which the bottler pays him approximately $50,000 per year for consulting services and the use of his name and likeness. This agreement expired December 31, 1998. Additionally, Mr. Killy had a consulting agreement with an affiliate of The Coca-Cola Company obligating Mr. Killy to provide consultation, assistance and reports on the beverage business in Europe, Latin America and Southeast Asia. The Company's French bottler reimbursed The Coca-Cola Company for half of the amounts due to Mr. Killy under this agreement. In 1998, the Company's reimbursement under this agreement was approximately $274,000. This agreement expired December 31, 1998.

                   2. APPROVAL OF THE 1999 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted the 1999 Stock Option Plan and directed that it be submitted to the share owners for their approval at the annual meeting. The Option Plan will become effective only upon the approval of the Company's share owners. The purpose of the Option Plan is to align the financial interests of the Company's officers and other key employees with those of the share owners by encouraging and enabling the acquisition of a financial interest in the Company. The following summary describes the Option Plan, the full text of which is attached as Exhibit A.

     The total number of shares of Company Stock that may be issued upon exercise of options granted under the 1999 Option Plan may not exceed 20,000,000 shares. Options may be granted to executive officers, employees in executive positions, and other management employees of the Company and its subsidiaries. Nonemployee officers and consultants are also eligible to receive grants under the Option Plan. No person will be granted options to acquire more than 20 percent of the number of shares authorized for issuance. Approximately 4,800 employees and officers of the Company and its subsidiaries are currently eligible to participate.

     The Option Plan will be administered by the Compensation Committee of the Board of Directors. At least two members who are both "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 will serve on the committee. The committee will determine the officers and employees to whom grants are made, the number of shares subject to each option, and the terms of each grant. The committee may, however, delegate the authority to make option grants to the Chief Executive Officer unless such delegation would jeopardize the benefits of complying with Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code.

     Options granted under the 1999 Option Plan must have an exercise price of at least 100% of the fair market value of the Company Stock on the date of grant. Options granted under the Option Plan will become exercisable upon satisfaction of conditions established by the committee and expire ten years from the date of grant. The committee may extend the duration of any option for a period of up to one year without changing the exercise price of the option. The committee may permit an optionee to surrender and exercise options for cancellation, receiving in exchange either shares of Company Stock, a new option, or both.

     Options granted under the 1999 Option Plan may be transferred by will, by the laws of descent and distribution, or in compliance with a domestic relations order issued by court. Optionees may transfer options to an immediate family member, which includes only the optionee's spouse, child, grandchild, parent, or a trust established for the benefit of such family members. The Compensation Committee will establish, from time to time, the conditions under which optionees may transfer options to immediate family members.

     Conditioned on the approval of the Option Plan by share owners, the Compensation Committee has granted to executives options with exercise prices higher than the fair market value of the Company Stock on the date of grant. The fair market value of the Company Stock on January 4, 1999, the date of grant, was $35.0625. Each executive's grant is divided into five equal subgrants. The exercise price of the first subgrant is 15% higher than the fair market value of the Company Stock on the date of grant, and the exercise price of each successive subgrant is 15% higher than the preceding subgrant. Specifically, the exercise prices of the five subgrants are $40.3218, $46.3700, $53.3255, $61.3243, and $70.5229.

     One-third of the executive's grant becomes exercisable on each of the first three anniversaries of the date of grant. If, however, an executive retires from the Company or a related company on or after reaching 65 years of age with at least ten years of service, dies, or becomes disabled, his or her options become immediately vested. Following an optionee's termination because of retirement, death, or disability, any vested options remain exercisable for 36 months from the date of the termination. If an optionee terminates for any other reason, vested options will only remain exercisable for six months. If an optionee leaves the employment of the Company to become an employee of a related company, the optionee is treated as continuously employed by the Company for purposes of satisfying any service-related vesting conditions and extending the period for exercising options. A "related company" includes The Coca-Cola Company or any company in which The Coca-Cola Company owns at least 25% of the voting stock and capital if such company provides for the continuation of certain employee benefits upon the participant's immediate employment and the Company approves the subsequent employment.

     The Board of Directors or the Compensation Committee may terminate, suspend, or amend the Option Plan at any time without the approval of share owners unless such approval would be required to retain the benefits of Section 162(m) of the Internal Revenue Code. No such amendment, suspension or termination will, however, affect participant's right under outstanding options unless the committee determines that the change is in the best interest of all optionees.

     The committee, subject to approval of the Option Plan by the share owners, has granted options as outlined in the table titled "New Plan Benefits" in this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote FOR the proposal to adopt the 1999 Stock Option Plan.

                  3. APPROVAL OF THE LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1999)

     The Board of Directors of the Company has adopted the Long-Term Incentive Plan (Effective January 1, 1999) and directed that it be submitted to the share owners for their approval at the annual meeting. The Long-Term Incentive Plan will become effective only upon the approval by the Company's share owners. The purpose of the Long-Term Incentive Plan is to provide incentives to key management employees to meet and exceed certain business goals. The following summary describes the Long-Term Incentive Plan, the text of which is attached as Exhibit B.

     Executive officers, employees in executive positions and certain senior staff of the Company and its subsidiaries may participate in the Long-Term Incentive Plan. Approximately 2,800 employees are currently eligible to participate in this plan.

     The Long-Term Incentive Plan will be administered by the Compensation Committee of the Board of Directors. No fewer than two members who are "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code, will serve on the committee. The committee may interpret provisions of the Long-Term Incentive Plan.

     The Company has designed the Long-Term Incentive Plan so that the compensation earned by participants will be "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Cash awards made under the Long-Term Incentive Plan will only be paid if specific performance goals related to increases in the cash operating profit of the Company are attained. These performance goals relate to any period of three calendar years the committee designates as a "performance period." Award levels are based on a participant's position and stated as a percentage of the participant's average annual base salary during the performance period. The plan provides, however, that the average annual base salary used to compute an award cannot be more than 133 1/3% of the base salary in effect on the first day of any performance period. The maximum award level under the Long-Term Incentive Plan is 160% of the participant's average annual base salary.

     The maximum amount of compensation that can be earned by any individual under the Long-Term Incentive Plan would be payable to Henry A. Schimberg because it would be based on the highest award level of 160% of his average annual base salary. If the maximum performance goals were met over the three-year period beginning January 1, 1999 and Mr. Schimberg's base salary increased by the maximum percentage considered under the plan, he could earn $2,591,935 for the performance period of 1999 through 2001. With respect to the past three completed performance periods of 1994-1996, 1995-1997, and 1996-1998, however, the awards paid to the Chief Executive Officer of the Company have averaged $846,750. The awards for the majority of the participants under the Long-Term Incentive Plan would be much lower.

     The Compensation Committee may not increase awards to participants or pay awards if the cash operating profit goals are not met. However, the committee may reduce or eliminate any award under the plan.

     The Long-Term Incentive Plan provides that prorated awards may be paid if, during the performance period one of the following circumstances occurs:

          (i) A participant transfers within the Company or a subsidiary to a position that is ineligible for participation or leaves the Company and obtains employment with a related company;

          (ii) A participant dies, retires, or becomes disabled;

          (iii) An individual is hired or promoted into a position eligible for participation in the plan; or

          (iv) A participant transfers from one eligible position to another.

A "related company" includes The Coca-Cola Company and any company in which The Coca-Cola Company owns at least 25% of the voting stock or capital if such company provides for the continuation of certain employee benefits upon the participant's immediate employment with such company and if the Company approves the subsequent employment.

     The Board of Directors or the committee may terminate, suspend, or amend the Long-Term Incentive Plan at any time. No such action shall be taken, however, without the approval of the share owners unless the committee determines that the approval of the share owners would not be necessary to attain the benefits of Section 162(m) of the Internal Revenue Code.

     Subject to the approval of the Long-Term Incentive Plan by the share owners, the table titled "New Plan Benefits" in this proxy statement illustrates a pro forma computation of amounts that could become payable for the performance period of 1999 through 2001. This pro forma calculation uses assumptions based on the Company's past cash operating profit performance rather than predictions about future performance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote FOR the proposal to adopt the Long-Term Incentive Plan (Effective January 1, 1999).

             4. APPROVAL OF THE EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1999)

     The Company's Board of Directors has adopted the Executive Management Incentive Plan (Effective January 1, 1999) and directed that it be submitted to the share owners for their approval at the annual meeting. The Executive Management Incentive Plan will become effective only upon the approval of the Company's share owners. The purpose of the Executive Management Incentive Plan is to provide an incentive to the Company's executive officers and managers to meet or exceed the Company's business goals. The following summary describes the Executive Management Incentive Plan, the full text of which is attached as Exhibit C.

     Executive officers and employees in executive positions may participate in the Executive Management Incentive Plan. Approximately 180 officers and employees of the Company and its subsidiaries are currently eligible to participate.

     The Executive Management Incentive Plan will be administered by the Compensation Committee of the Board of Directors. No fewer than two members who are "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code, will serve on the committee. The committee may interpret the provisions of the Executive Management Incentive Plan.

     The Company has designed the Executive Management Incentive Plan so that the compensation earned by participants will be "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Cash awards made under the Executive Management Incentive Plan will only be paid if the budgeted cash operating profit of the participant's business unit is attained. The relevant business units under the plan are company-wide, group, region (in Europe only), and division. The period during which the cash operating profit performance goal is measured begins on January 1 of any calendar year that the committee designates as a performance period. Award levels are stated as a percentage of the participant's annual base salary. The base salary used to compute an award cannot, however, be more than 110% of the participant's base salary on the preceding January 1. The maximum award level is 115% of the base salary in effect on December 31 of a performance period.

     The maximum amount of compensation that can be earned by any individual under the Executive Management Incentive Plan would be payable to Henry A. Schimberg because it would be based upon the highest award level of 115% of his annual base salary. If the maximum performance goal were met for the 1999 performance period, Mr. Schimberg could earn $1,536,975 under the plan. With respect to the past three performance periods, however, awards to the Chief Executive Officer of the Company have averaged only $859,256. The award payable to the majority of participants would be much lower.

     The Compensation Committee may not increase awards to participants or pay awards if the cash operating profit goals are not met. However, the committee may reduce or eliminate any award.

     The Executive Management Incentive Plan provides that prorated awards may be paid if, during the performance period, one of the following circumstances occurs:

          (i) A participant transfers within the Company or a subsidiary to a position that is ineligible for participation or leaves the Company and obtains employment with a related company;

          (ii) A participant dies, retires, or becomes disabled;

          (iii) An individual is hired or promoted into a position eligible for participation in the plan; or

          (iv) A participant transfers from one eligible position to another.

A "related company" includes The Coca-Cola Company and any company in which The Coca-Cola Company owns at least 25% of the voting stock or capital if such company provides for the continuation of certain employee benefits upon the participant's immediate employment with such company and if the Company approves the subsequent employment.

     The Board of Directors or the committee may terminate, suspend, or amend the Executive Management Incentive Plan at any time. No such action shall be taken, however, without the approval of the share owners unless the approval of the share owners would not be necessary to attain the benefits of Section 162(m) of the Internal Revenue Code.

     Subject to the approval of the Executive Management Incentive Plan by the share owners, the table titled "New Plan Benefits" in this proxy statement illustrates a pro forma computation of amounts that could become payable for the 1999 performance period. The pro forma calculation in the "New Plan Benefits" table in this proxy statement uses assumptions based on the Company's cash operating profit performance in 1998 rather than predictions about 1999 performance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote FOR the proposal to adopt the Executive Management Incentive Plan (Effective January 1,
1999).

                               NEW PLAN BENEFITS

     The following table shows: (i) grants of options under the Company's 1999 Stock Option Plan; (ii) pro forma amounts which would be earned for the 1999-2001 period under the Long-Term Incentive Plan (Effective January 1, 1999); and (iii) pro forma amounts which would be earned for 1999 under the Executive Management Incentive Plan (Effective January 1, 1999). The table assumes approval of each plan by the share owners and, in the case of the Executive Management Incentive Plan and the Long-Term Incentive Plan, the amounts shown are further subject to the assumptions noted in the footnotes.

                                                  NUMBER      PRO FORMA    1999 BONUS
                                                OF SHARES      PAYOUT         UNDER
                                     DOLLAR      SUBJECT     UNDER LONG-    EXECUTIVE
                                     VALUE          TO          TERM       MANAGEMENT
                                       OF        OPTIONS      INCENTIVE     INCENTIVE
NAME AND POSITION                  OPTIONS(1)    GRANTED       PLAN(2)       PLAN(3)
-----------------                  ----------   ----------   -----------   -----------
Summerfield K. Johnston, Jr......                        0   $ 1,179,977   $   467,105
  Chairman of the Board
Henry A. Schimberg...............                        0   $ 1,311,808   $   793,615
  President and Chief Executive
  Officer
John R. Alm......................                   70,000   $   441,664   $   293,035
  Executive Vice President and
  Chief Financial Officer
Lowry F. Kline...................                   70,000   $   306,528   $   234,428
  Executive Vice President and
  General Counsel
G. David Van Houten, Jr. ........                   70,000   $   303,232   $   238,960
  Senior Vice President
Executive Group..................                  312,000   $ 1,318,598   $   862,635
Non-Executive Director Group.....                   46,750           N/A           N/A
Non-Executive Officer Employee
  Group..........................                5,537,100   $29,330,120   $60,283,145

-------------------------

(1) The actual value an optionee may realize will depend on the excess of the stock price over the exercise price on the date the vested options are exercised.

(2) Awards under the Long-Term Incentive Plan would not be determined until 2002 when the results of the three-year performance period (1999 through 2001) are available. The table discloses pro forma payments as if the terms of the Long-Term Incentive Plan applied to the financial results for the period 1996 through 1998 and assumes a 3% annual salary increase for salaries of all participants over salaries at December 31, 1998.

(3) Awards under the Executive Management Incentive Plan would not be determined until 2000 because they would be based upon financial results for 1999. The table discloses 1999 pro forma bonuses as if the terms of the Executive Management Incentive Plan applied to 1998 financial results and assumes a 3% increase in salaries of all participants over salaries at December 31, 1998.

             5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has followed the recommendation of its Audit Committee and appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. This appointment is subject to your ratification at the annual meeting. Ernst & Young LLP has served as independent auditors of the Company since 1986, and management of the Company considers the firm to be well qualified. Ernst & Young LLP has advised the Company that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the Company or any of its subsidiaries.

     Representatives of Ernst & Young LLP will have the opportunity to make a statement at the annual meeting, if they desire to do so, and will be otherwise available at the meeting to respond to appropriate questions from the share owners.

     If the share owners do not ratify this appointment of Ernst & Young LLP, it will be reconsidered by the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors of the Company for the 1999 Fiscal Year.

                            6. SHARE-OWNER PROPOSAL

     The New York City Employees' Retirement System, which owns 418,002 shares of Company Stock, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

                Creation of an Independent Nominating Committee

     Submitted on behalf of the New York City Employees' Retirement System by Alan G. Hevesi, Comptroller of the City of New York.

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

     WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

     WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

     WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete.

     NOW THEREFORE BE IT RESOLVED THAT the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services, consisting of legal, accounting, investment banking, and management consulting services whether or not as an employee, for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and
(7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director.

     The proponent has submitted the following statement in support of the proposal:

     "As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

     We urge you to vote FOR this proposal."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that you vote AGAINST the proposal to establish an independent nominating committee.

     This is substantially the same proposal submitted by this proponent and turned down by the share owners every year since 1994.

     The Board of Directors continues to be opposed to the proposal, because it believes there is no tenable link between the composition of a nominating committee and the creation of share-owner value.

     The Board's existing Committee on Directors is currently composed of five members. Two of the members would be barred from a nominating committee that was constituted in line with the proposal: Joseph R. Gladden, Jr., because he is an employee of The Coca-Cola Company, a significant supplier, and Summerfield K. Johnston, Jr., because he is an employee of the Company. Both The Coca-Cola Company and Mr. Johnston are significant share owners of the Company, and the effect of the proposal would be to bar significant share owners from being represented on the committee charged with evaluating potential directors. This is a result which the Board believes to be inappropriate and unlikely to result in any benefit to the share owners of the Company generally.

                 SHARE-OWNER PROPOSALS FOR 2000 ANNUAL MEETING

     If you intend to submit either a nomination to the Board of Directors or a share-owner proposal and request its inclusion in the 2000 proxy statement and form of proxy, those submissions must be in writing and received by the Company no later than November 12, 1999.

     If we have not received your submissions by that date, the nominations and share-owner proposals that are otherwise appropriate for consideration by the share owners may nevertheless be presented to the share owners at the 2000 annual meeting even if they do not appear in the proxy statement, but only if they have been submitted to the Company in writing in accordance with Article I,
Section 10 of the Company's bylaws. The bylaws require submissions to be made in writing and received by us not less than 30 days and not more than 60 days prior to the 2000 annual meeting. Submissions should be sent to the Company by certified mail return receipt requested, at Post Office Box 723040, Atlanta, Georgia 31139-0040.

                                 OTHER MATTERS

     We do not know of anything else that will come before the annual meeting, including any adjournments of it, that has not been discussed in this proxy statement. If other matters properly come before the meeting, the persons named in the proxy card will vote your Company Shares in their discretion.

                                          J. GUY BEATTY, JR.
                                          Secretary

Atlanta, Georgia
March 18, 1999

                           -------------------------

     THE COMPANY'S 1998 ANNUAL REPORT, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHARE OWNERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                        Coca-Cola Enterprises Inc. Logo                EXHIBIT A

                             1999 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the 1999 Stock Option Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options ("Options").

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "nonemployee directors" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), and the regulations thereunder.

     The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate to the Chief Executive Officer the authority to make awards under the Plan, to extend the period for exercise of Options awarded or to make such other determinations that the Committee is authorized to make under the Plan, unless such delegation would jeopardize the benefits of Section 162(m) of the Internal Revenue Code or Rule 16b-3 under the Securities and Exchange Act of 1934.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  STOCK

     The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 20,000,000. Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

SECTION 4.  ELIGIBILITY

     Options may be granted to executive officers, other persons in the senior executive band, and in the executive band, branch managers, sales center managers, other officers and management employees of the Company and its Subsidiaries, as well as a consultant or other person providing key services to the Company and its Subsidiaries. "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such Option.

     No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 20% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

SECTION 5.  AWARDS OF OPTIONS

     (a) OPTION PRICE. The option price shall be 100% or more of the fair market value of the Stock on the date of grant. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing, or as otherwise determined by the Committee.

     (b) PAYMENT. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

     (c) DURATION OF OPTIONS. Subject to the terms of the Option, the duration of Options shall be 10 years from date of grant.

     (d) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, as the Committee shall determine appropriate from time to time, including provisions related to the vesting of Options and the time periods within which an Option shall be exercisable. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company or Subsidiary and the optionee.

     (e) OPTIONS GRANTED TO INTERNATIONAL OPTIONEES. Options granted to an optionee who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with provisions of the Plan (except those necessary to retain the benefits of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934), or may be granted under such supplemental documents, as required or appropriate under such country's laws.

     (f) WITHHOLDING OF TAXES. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any federal, state or local taxes required by law to be withheld with respect to Options granted hereunder or the Stock acquired pursuant to the exercise of such Options.

SECTION 6.  REPLACEMENT

     The Committee from time to time may permit an optionee under the Plan to surrender for cancellation any unexercised outstanding stock option or stock appreciation rights of the Company and receive in exchange from the Company either shares of Stock, an option for such number of shares of Stock, or both, in amounts and with features as designated by the Committee.

SECTION 7.  EXTENSION OF THE TERMS OF OPTIONS

     The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable unless such extension or change would result in less favorable tax treatment than the optionee would have received under the original option.

SECTION 8.  TRANSFERABILITY OF OPTIONS

     An Option shall be transferable by will or by the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Further, an Option is transferable to an immediate family member of the optionee under such terms and conditions as may be determined, from time to time, by the Committee. For purposes of this Section 8, an "immediate family member" is defined as the optionee's spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to the terms of this
Section 8, any such Option shall be exercisable only by the designated transferee or the designated transferee's legal representative.

SECTION 9.  EFFECT OF TERMINATION OF EMPLOYMENT

     (a) All Options exercisable upon an optionee's termination of employment (whether due to Committee action or otherwise) or becoming exercisable thereafter shall expire in accordance with the terms of such Options, unless the Committee determines otherwise. The Committee, in its sole discretion, may cause all outstanding Options held by an optionee upon his or her termination of employment for any reason, including retirement, death, and disability, to become immediately exercisable.

     (b) For purposes of this Section 9, "retirement" means an optionee's voluntary termination of employment on a date which is on or after the earliest date on which such optionee would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the date shall be determined as if the optionee participated in the Company's defined benefit plan covering the majority of its nonbargaining employees in the United States. With respect to nonemployee officers or consultants, "retirement" means termination, or cessation, of services at or after age 55. Notwithstanding the foregoing, Options may contain such other definitions of "retirement," as the Committee determines appropriate.

     (c) For purposes of this Section 9, "disability" shall have the same meaning as the definition "disability" in effect at the time of the determination in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan or such plan does not define "disability," "disability" shall mean the optionee's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year.

SECTION 10.  NO RIGHTS AS A SHARE OWNER

     An optionee or a transferee of an Option shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for stock dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

SECTION 11.  ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

     In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

SECTION 12.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states or countries (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Any such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code or that it is not adverse to the interest of holders of outstanding Options.

     The Plan shall terminate five years after the date of approval of the Plan by the share owners of the Company unless earlier terminated by the Board or by the Committee.

SECTION 13.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

                           Coca-Cola Enterprises Inc.                  EXHIBIT B

                            LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1999)

SECTION 1.  PURPOSE

     The purpose of the Long-Term Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing key management and sales employees with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")), and the regulations thereunder.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each determination made or action taken pursuant to the Plan, including interpretation of the Plan, shall be final and conclusive for all purposes and upon all persons, including, but not limited to, the Company, the Committee, the Board, officers, the affected Participants (as defined in Section 3), and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY

     Cash awards ("Awards") may be made under this Plan to persons who are executive officers; in the senior executive band; in the executive band; corporate directors; and, as such positions are defined by the Compensation Committee, senior staff of the Company and its Subsidiaries ("Participants"). "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital during a Performance Period.

SECTION 4.  PERFORMANCE GOAL CRITERIA

     Awards made under the Plan shall be paid solely on account of the attainment of specified increases in cash operating profit ("COP"), as measured on a corporate-wide basis, over the period of three consecutive calendar years (the "Performance Period") beginning on January 1 of any year the Compensation Committee designates as the beginning of a Performance Period for which an Award shall be made. The Committee shall preestablish the specific COP targets for each Performance Period in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder. For the purposes of the Plan, COP is determined as operating income plus depreciation and amortization, normalized for acquisitions, divestitures and other significant financial events.

SECTION 5.  CALCULATION OF THE AWARD

     The Committee shall establish Award levels, described as percentages by which a Participant's Average Annual Base Salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified increases in the corporate-wide COP. "Average Annual Base Salary" means the average of the base salary in effect on the last day of each year of the three-year Performance Period for which an Award is made. Notwithstanding the preceding, the Average Annual Base Salary used to calculate an Award paid to a Participant (under this Section 5 or Section 6) may not exceed such Participant's annual base salary in effect on January 1 that constitutes the beginning of the Performance Period for which the Award is being paid, increased by 33 1/3%. No Award under the Plan shall exceed 160% of a Participant's Average Annual Base Salary.

SECTION 6.  PRORATED AWARDS

     (i) If, after the commencement of a Performance Period, an employee is hired or promoted into a position eligible for participation in the Plan ("Eligible Position"), the employee shall be eligible to receive a prorated Award for the period during which the Participant was employed in an Eligible Position. To calculate the Average Annual Base Salary for a prorated Award, each year's annual base salary shall be prorated based on the period in which the employee was employed in the Eligible Position.

     (ii) If, within a Performance Period, a Participant is transferred from one Eligible Position to another Eligible Position, the Participant's Award shall be prorated for the period of time the Participant was employed within each such position. The base salary in effect on the last day of each year shall be included in the calculation of the Participant's Average Annual Base Salary.

     (iii) If, within a Performance Period, a Participant transfers from an Eligible Position to a position ineligible for participation under the Plan, a prorated Award shall be paid to such Participant for the period of time the Participant was employed within the Eligible Position. The Participant's annual base salary in effect on the last day of the Participant's employment in the Eligible Position shall be included in the calculation of the Participant's Average Annual Base Salary.

     (iv) Prorated Awards under this Section 6 shall not be paid to a Participant whose employment is terminated prior to the last day of the Performance Period unless the reason for such termination was the Participant's death, disability, or retirement (as defined in Section 6). A prorated Award paid to a Participant whose employment is terminated on account of death or disability shall be calculated based on the increase in COP as of December 31st of the year preceding the Participant's termination and shall be paid in the year following such Participant's termination of employment. A prorated Award paid to a Participant whose employment is terminated on account of retirement shall be paid in the year following the end of the Performance Period for which the Award is made, and subject to the Committee's discretion described in Section 7, shall be calculated on the basis of the increase in COP through the end of the Performance Period. To determine the Average Annual Base Salary to be used in calculating a prorated Award under this Section 6(iv), each year's base salary shall be prorated for the period in which the Participant was employed in an Eligible Position during the Performance Period.

     (v) For purposes of this Section 6:

          (a) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

          (b) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan or such plan does not define "disability," "disability" shall mean the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year

          (c) "Prorated" means the determination of the amount of an Award for partial participation in a particular Eligible Position, which amount is determined according to the nearest number of whole months in which the Participant was employed in the relevant Eligible Position(s) during the Performance Period for which the Award is made.

          (d) A Participant's employment with the Company or any Subsidiary will be deemed not to be a termination of employment if the Participant's reason for termination is due to immediate employment with any other Subsidiary or any Related Company; however, in such event, the Participant's Award shall be subject to proration as if the Participant transferred to a position within the Company that is ineligible for participation in the Plan. The term "Related Company" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital if (i) such company is a party to an active reciprocity agreement with the Company and (ii) the Company has assented to the Participant's subsequent employment.

SECTION 7.  DISCRETION OF THE COMPENSATION COMMITTEE

     All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant that would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 8.  COMMITTEE CERTIFICATION

     Prior to payment of an Award, the Committee shall certify in writing that the performance targets described in Section 4 have, in fact, been satisfied.

SECTION 9.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan. Such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would not be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

SECTION 10.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                           Coca-Cola Enterprises Inc.                  EXHIBIT C

                      EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1999)

SECTION 1.  PURPOSE

     The purpose of the Executive Management Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing executive officers and managers of the Company with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations thereunder.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each interpretation made or action taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons, including, but not limited to, the Company, the Committee, the Board, the affected Participants (as defined in Section 3), and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY

     Cash awards ("Awards") may be made under this Plan to persons who are executive officers, in the senior executive band, and in the executive band of the Company and its Subsidiaries ("Participants").

     "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital during any Performance Period (as defined).

SECTION 4.  PERFORMANCE GOAL CRITERIA

     The Committee shall establish specific objective targets in relation to the cash operating profit as budgeted by the Company ("Budgeted COP") for each performance unit of the Company, over a period of a calendar year (the "Performance Period") designated by the Compensation Committee as a Performance Period for which an Award shall be made. Awards under the Plan shall be paid solely on account of the attainment of these targets, which shall be preestablished in accordance with Section 162(m) of the Internal Revenue Code and regulations thereunder. For the purposes of the Plan, cash operating profit shall be determined as operating income plus depreciation and amortization, normalized for acquisitions, divestitures and other significant financial events. For purposes of the Plan, performance units shall be classified as corporate, group, region or division, or as otherwise determined by the Committee prior to the beginning of the Performance Period.

SECTION 5.  CALCULATION OF AWARDS

     The Committee shall establish Award levels, described as percentages by which a Participant's annual base salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified targets of Budgeted COP. No Award under the Plan shall exceed 115% percent of a Participant's annual base salary. An Award paid to a Participant shall be calculated using the annual base salary in effect on December 31 of the year for which the Award is made. Notwithstanding the preceding sentence, the annual base salary used to calculate an Award paid to a Participant (under this Section 5 or Section 6) may not exceed such Participant's annual base salary in effect on January 1 of any Performance Period for which the Award is made, increased by 10%.

SECTION 6.  PRORATED AWARDS

     (i) A person hired or promoted into a position identified in Section 3 ("Eligible Position") during a Performance Period shall receive a prorated Award for the period of time the person was employed in an Eligible Position, using the Participant's base salary in effect on December 31 of the Performance Period for which the Award is made.

     (ii) A Participant who is transferred from one Eligible Position to another Eligible Position during a Performance Period shall receive an Award that is prorated for the period of time the Participant was employed within each Eligible Position, using the Participant's annual base salary in effect on December 31 of the Performance Period for which the Award is made.

     (iii) A Participant who is not employed in an Eligible Position on the last day of the Performance Period due to the Participant's transfer to a position with the Company or a Subsidiary that is not an Eligible Position shall receive an Award that is prorated for the period of time the Participant was employed in an Eligible Position, using the Participant's annual salary on the last day that the Participant is employed in that Eligible Position.

     (iv) A Participant whose employment with the Company or any Subsidiary terminates prior to the last day of the Performance Period shall not receive any Award under the Plan unless the reason for such termination was the Participant's death, disability, or retirement. In the event a Participant terminates on account of such circumstances, the Participant shall receive a prorated Award determined as if the

Participant transferred to a position within the Company that is ineligible for participation in the Plan as of the date of such termination.

     (v) For purposes of this Section 6:

          (a) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

          (b) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan or such plan does not define "disability," "disability" shall mean the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year.

          (c) "Prorated" means the determination of the amount of an Award for partial participation in a particular Eligible Position, which amount is determined according to the nearest whole number of months in which a Participant was employed in the relevant Eligible Position(s) during the Performance Period for which the Award is made.

          (d) For purposes of this Section 6, a Participant's employment with the Company or any Subsidiary will be deemed not to be a termination of employment if the Participant's reason for termination is due to immediate employment with any other Subsidiary or any Related Company; however, in such event, the Participant shall receive a prorated Award as if the Participant transferred to a position that is not eligible for participation under the Plan. The term "Related Company" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital if (i) such company is a party to an active reciprocity agreement with the Company and (ii) the Company has assented to the Participant's subsequent employment.

SECTION 7.  DISCRETION OF THE COMPENSATION COMMITTEE

     All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant that would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 8.  COMMITTEE CERTIFICATION

     Prior to payment of an Award, the Committee shall certify in writing that the performance targets in Section 4 have, in fact, been satisfied.

SECTION 9.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan. Any such action may be taken without the approval of the share owners unless the Committee determines that the approval of share owners would not be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

SECTION 10.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                            (RECYCLED PAPER LOGO)

PROXY
                       [COCA-COLA ENTERPRISES INC. LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF COCA-COLA ENTERPRISES INC.

The undersigned hereby (a) appoints J. Guy Beatty, Jr. and Lowry F. Kline, each as proxies with full power of substitution, to vote all shares of Common Stock of Coca-Cola Enterprises Inc. owned of record by the undersigned and (b) directs (i) SunTrust Bank, Atlanta, Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, and/or (ii) SunTrust Bank, Atlanta, Trustee under the Lansing Matched Employee Savings and Investment Plan, and/or (iii) SunTrust Bank, Atlanta, Trustee under the Coca-Cola Enterprises Savings and Investment Plan for Certain Bargaining Employees, and/or (iv) Institutional Trust Company, Trustee under The Coca-Cola Bottling Company of New York, Inc. Savings and Investment Plan, to vote in person or by proxy all shares of Common Stock of Coca-Cola Enterprises Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, on all matters which may come before the 1999 Annual Meeting of Share Owners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on April 23, 1999 at 10:30 a.m. local time, and any adjournments thereof, unless otherwise specified herein.

Proposal 1:
  Election of Directors, Nominees:

  For term to expire at the 2001 Annual Meeting of Share Owners: (1) James E. Chestnut.
  For terms to expire at the 2002 Annual Meeting of Share Owners: (2) John L. Clendenin, (3) Joseph R. Gladden, Jr., (4) John E. Jacob, (5) Summerfield K. Johnston, Jr., and (6) Robert A. Keller.

  The number appearing before the name of each nominee is for use in Internet and Telephone voting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE   --------------------
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK      SEE REVERSE
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD         SIDE
OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR -------------------- SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------
 -- FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL. --


                                  A G E N D A
================================================================================

                           ELECTION OF SIX DIRECTORS
                                       -
                       APPROVAL OF 1999 STOCK OPTION PLAN
                                       -
        APPROVAL OF LONG-TERM INCENTIVE PLAN (EFFECTIVE JANUARY 1, 1999)
                                       -
                APPROVAL OF EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1999)
                                       -
           RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                       -
            TRANSACTION OF OTHER BUSINESS, INCLUDING ONE SHARE-OWNER
               PROPOSAL, AS MAY COME PROPERLY BEFORE THE MEETING

================================================================================

       IF YOU CHOOSE TO VOTE YOUR SHARES OVER THE INTERNET OR TELEPHONE,
                 THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
      THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 8:00 A.M.
                               ON APRIL 23, 1999.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

--------------------------------------------------------------------------------
       -- ADMISSION TICKET ON REVERSE. PLEASE BRING THIS TICKET WITH YOU
                      IF ATTENDING THE ANNUAL MEETING. --

             D I R E C T I O N S   T O   H O T E L   D U P O N T :

FROM BALTIMORE, THE DELAWARE MEMORIAL BRIDGE, or     FROM COMMODORE BARRY BRIDGE (NEW JERSEY), or
DOWNSTATE DELAWARE:                                  PHILADELPHIA ON I-95 SOUTH, OR I-478 (THE
Take I-95 North to Wilmington, Exit 7 marked         BLUE ROUTE), or ROUTE 202 (IF TRAVELING
"Route 52, Delaware Avenue." From right lane         ROUTE 202, FOLLOWING ROUTE 202 TO INTERSECTION
take Exit 7 onto Adams Street. At the third          WITH I-95 SOUTH):
traffic light on Adams Street, turn right onto       Follow I-95 South to Exit 7A marked "Route 52,
11th Street. At Delaware Avenue intersection         South Delaware Avenue" (11th Street). Follow
stay left, continuing on 11th Street. Follow         exit road (11th Street) to intersection with
11th Street through four traffic lights.             Delaware Avenue marked "52 South, Business
Hotel du Pont is on the right.                       District." At Delaware Avenue stay left,
                                                     continuing on 11th Street. Follow 11th Street
                                                     through four traffic lights. Hotel du Pont
                                                     is on the right.

[X] PLEASE MARK YOUR VOTES AS IN THIS
    EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3, 4, AND 5, AGAINST PROPOSAL 6, AND AS THE PROXIES DEEM ADVISABLE ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5.
--------------------------------------------------------------------------------
1. Election of Directors
(See reverse)
                  FOR [ ]  WITHHELD [ ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. To approve the Company's 1999 Stock Option Plan;
                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

3. To approve the Company's Long-Term Incentive Plan (Effective January 1,
   1999);
                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

4. To approve the Company's Executive Management Incentive Plan (Effective January 1, 1999);
                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1999 fiscal year; and
                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.
--------------------------------------------------------------------------------
6. Share-Owner Proposal to create an independent nominating committee.
                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
--------------------------------------------------------------------------------

If you plan to attend the Annual Meeting, please mark this box. [ ]

To discontinue Annual Report mailing (for multiple account holders only), mark this box [ ]

If you would be interested in receiving future proxy materials electronically, mark this box [ ]

SIGNATURE(S)                                              DATE
            ---------------------------------------------     ------------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

  - FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL -


                               - CONTROL NUMBER -

               VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE.

SHARE OWNERS may now choose one of three methods to vote during the 1999 proxy season: 1. Vote by Internet, 2. Vote by Telephone, or 3. Vote by mailing the above proxy card. Using either Internet or Telephone voting will eliminate the need for you to return the proxy card and will help to reduce expenses for Coca-Cola Enterprises. For electronic (Internet/Telephone) voting, you must enter the Control Number printed in the box above, just below the perforation, to access the system, Your electronic vote (Internet/Telephone) authorizes the named proxies in the same manner as if you marked, signed, dated, and mailed the proxy card.

TO VOTE BY INTERNET:
1. Log on to the Internet and go to the web site HTTP://WWW.VOTE-BY-NET.COM, 7 days a week, 24 hours a day.
2. Follow the instructions that appear on your computer screen. You must enter the Control Number printed in the above box to vote by Internet.

TO VOTE BY TELEPHONE:
1. Call TOLL-FREE on a touch-tone Telephone 1-800-OK2-VOTE (1-800-652-8683) (United States and Canada only), 7 days a week, 24 hours a day.
2. Follow the instructions to vote your shares. You must enter the Control Number printed in the above box to vote by Telephone.

         If you choose to vote your shares by Internet or by Telephone, there is no need to mail your proxy card.

      The Internet and Telephone voting facilities will close at 8:00 a.m.
                               on April 23, 1999.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

  -  BRING THIS ADMISSION TICKET WITH YOU IF ATTENDING THE ANNUAL MEETING -

                                                 ADMISSION TICKET


                                         [COCA-COLA ENTERPRISE INC. LOGO]

                                          Annual Meeting of Share Owners

                                  Friday, April, 23, 1999, 10:30 a.m. local time
                                                    Hotel du Pont
                                   11th and Market Street, Wilmington, Delaware